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                            MORTGAGE AND REALTY TRUST

                                  $110,000,000

                      11-1/8% SENIOR SECURED NOTES DUE 2002

                        _________________________________



                                   ___________

                         AMENDED AND RESTATED INDENTURE


                         Dated as of September 29, 1995

                                   ___________






                                   ___________

                            WILMINGTON TRUST COMPANY
                                   ___________

                                   as Trustee



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



                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
 ACT SECTION                                                   INDENTURE SECTION

310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
   (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
   (a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
   (a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
   (a)(5). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.11
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.11
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.05
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.03
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.03
313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.06
   (b)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.06,10.03
   (b)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.06
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.06,12.02
   (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.06
314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.09,12.02
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.02,12.02
   (c)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.04
   (c)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.04
   (c)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
   (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.03,10.04
   (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.05
   (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.01
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.05,12.02
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.01
   (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.01
   (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.11
316(a)(last sentence). . . . . . . . . . . . . . . . . . . . . . . . . . . .2.09
   (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.05
   (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.04
   (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.07

TRUST INDENTURE
 ACT SECTION                                                   INDENTURE SECTION

   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.13
317(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.08
   (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.09
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.04
318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.01
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.01


   N.A. means not applicable.
*  This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE. . . . . . . .   1
          SECTION 1.01.  DEFINITIONS . . . . . . . . . . . . . . . . . . . .   1
          SECTION 1.02.  OTHER DEFINITIONS . . . . . . . . . . . . . . . . .  13
               "Standing Instruction"        3.09
          SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST
               INDENTURE ACT   . . . . . . . . . . . . . . . . . . . . . . .  13
          SECTION 1.04.  RULES OF CONSTRUCTION . . . . . . . . . . . . . . .  14

                                    ARTICLE 2
                                    THE NOTES. . . . . . . . . . . . . . . .  14
          SECTION 2.01.  FORM AND DATING . . . . . . . . . . . . . . . . . .  14
          SECTION 2.02.  EXECUTION AND AUTHENTICATION. . . . . . . . . . . .  14
          SECTION 2.03.  REGISTRAR AND PAYING AGENT. . . . . . . . . . . . .  15
          SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST . . . . . . . .  15
          SECTION 2.05.  LISTS OF HOLDERS OF THE NOTES . . . . . . . . . . .  16
          SECTION 2.06.  TRANSFER AND EXCHANGE . . . . . . . . . . . . . . .  16
          SECTION 2.07.  REPLACEMENT NOTES . . . . . . . . . . . . . . . . .  17
          SECTION 2.08.  OUTSTANDING NOTES . . . . . . . . . . . . . . . . .  17
          SECTION 2.09.  TREASURY NOTES. . . . . . . . . . . . . . . . . . .  18
          SECTION 2.10.  TEMPORARY NOTES . . . . . . . . . . . . . . . . . .  18
          SECTION 2.11.  CANCELLATION. . . . . . . . . . . . . . . . . . . .  18
          SECTION 2.12.  DEFAULTED INTEREST. . . . . . . . . . . . . . . . .  19
          SECTION 2.13.  RECORD DATE . . . . . . . . . . . . . . . . . . . .  19
          SECTION 2.14.  CUSIP NUMBER. . . . . . . . . . . . . . . . . . . .  19

                                    ARTICLE 3
                                   REDEMPTION. . . . . . . . . . . . . . . .  19
          SECTION 3.01.  NOTICES TO TRUSTEE. . . . . . . . . . . . . . . . .  19
          SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED . . . . . . . . .  20
          SECTION 3.03.  NOTICE OF REDEMPTION. . . . . . . . . . . . . . . .  20
          SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION. . . . . . . . . . .  21
          SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE . . . . . . . . . . . .  21
          SECTION 3.06.  NOTES REDEEMED IN PART. . . . . . . . . . . . . . .  22
          SECTION 3.07.  OPTIONAL REDEMPTION . . . . . . . . . . . . . . . .  22
          SECTION 3.08.  MANDATORY REDEMPTION. . . . . . . . . . . . . . . .  22
          SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF

                                                                            Page

              ASSET SALE PROCEEDS. . . . . . . . . . . . . . . . . . . . . .  22

                                    ARTICLE 4
                                    COVENANTS. . . . . . . . . . . . . . . .  25
          SECTION 4.01.  PAYMENT OF PRINCIPAL AND INTEREST . . . . . . . . .  25
          SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY . . . . . . . . . .  25
          SECTION 4.03.  OFFICERS' AND ACCOUNTANTS' CERTIFICATES
              AS TO COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . .  26
          SECTION 4.04.  CONDUCT OF BUSINESS . . . . . . . . . . . . . . . .  26
          SECTION 4.05.  PAYMENT OF TAXES, ETC.. . . . . . . . . . . . . . .  26
          SECTION 4.06.  MAINTENANCE OF INSURANCE. . . . . . . . . . . . . .  27
          SECTION 4.07.  PRESERVATION OF EXISTENCE, ETC. . . . . . . . . . .  27
          SECTION 4.08.  MAINTENANCE OF PROPERTIES, ETC. . . . . . . . . . .  27
          SECTION 4.09.  FINANCIAL STATEMENTS. . . . . . . . . . . . . . . .  27
          SECTION 4.10.  NEW REAL ESTATE, ETC. . . . . . . . . . . . . . . .  29
          SECTION 4.11.  DEPOSIT OF ASSET SALE PROCEEDS. . . . . . . . . . .  29
          SECTION 4.12.  LIMITATION ON INVESTMENTS . . . . . . . . . . . . .  30
          SECTION 4.13.  LIENS, ETC. . . . . . . . . . . . . . . . . . . . .  30
          SECTION 4.14.  INDEBTEDNESS. . . . . . . . . . . . . . . . . . . .  32
          SECTION 4.15.  LEASE OBLIGATIONS . . . . . . . . . . . . . . . . .  33
          SECTION 4.16.  RESTRICTED PAYMENTS . . . . . . . . . . . . . . . .  33
          SECTION 4.17.  TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . .  34
          SECTION 4.18.  NEW SUBSIDIARIES. . . . . . . . . . . . . . . . . .  34
          SECTION 4.19.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL. . . . .  35

                                    ARTICLE 5
                                   SUCCESSORS. . . . . . . . . . . . . . . .  36
          SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS. . . . . .  36
          SECTION 5.02.  SUCCESSOR ENTITY SUBSTITUTED. . . . . . . . . . . .  37

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES. . . . . . . . . . . . .  37
          SECTION 6.01.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . .  37

                                                                            Page

          SECTION 6.02.  ACCELERATION. . . . . . . . . . . . . . . . . . . .  39
          SECTION 6.03.  OTHER REMEDIES. . . . . . . . . . . . . . . . . . .  39
          SECTION 6.04.  WAIVER OF PAST DEFAULTS . . . . . . . . . . . . . .  39
          SECTION 6.05.  DIRECTION BY REQUIRED HOLDERS . . . . . . . . . . .  40
          SECTION 6.06.  LIMITATION ON SUITS . . . . . . . . . . . . . . . .  40
          SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT . . .  41
          SECTION 6.08.  COLLECTION SUIT . . . . . . . . . . . . . . . . . .  41
          SECTION 6.09.  PROOFS OF CLAIM . . . . . . . . . . . . . . . . . .  41
          SECTION 6.10.  PRIORITIES. . . . . . . . . . . . . . . . . . . . .  42
          SECTION 6.11.  UNDERTAKING FOR COSTS . . . . . . . . . . . . . . .  42

                                    ARTICLE 7
                                     TRUSTEE . . . . . . . . . . . . . . . .  43
          SECTION 7.01.  DUTIES OF TRUSTEE . . . . . . . . . . . . . . . . .  43
          SECTION 7.02.  RIGHTS OF TRUSTEE . . . . . . . . . . . . . . . . .  44
          SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE. . . . . . . . . . . .  45
          SECTION 7.04.  DISCLAIMER. . . . . . . . . . . . . . . . . . . . .  46
          SECTION 7.05.  NOTICE OF DEFAULTS. . . . . . . . . . . . . . . . .  46
          SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES. . . . .  46
          SECTION 7.07.  COMPENSATION AND INDEMNITY. . . . . . . . . . . . .  47
          SECTION 7.08.  REPLACEMENT OF TRUSTEE. . . . . . . . . . . . . . .  48
          SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC. . . . . . . . . .  49
          SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION . . . . . . . . . . .  49
          SECTION 7.11.  PREFERENTIAL COLLECTION OF
              CLAIMS AGAINST ISSUER. . . . . . . . . . . . . . . . . . . . .  49

                                   ARTICLE 8
                                   DEFEASANCE. . . . . . . . . . . . . . . .  50
          SECTION 8.01.  OPTION TO EFFECT DEFEASANCE . . . . . . . . . . . .  50
          SECTION 8.02.  DEFEASANCE AND DISCHARGE. . . . . . . . . . . . . .  50
          SECTION 8.03.  CONDITIONS TO DEFEASANCE. . . . . . . . . . . . . .  50
          SECTION 8.04.  DEPOSITED MONEY AND GOVERNMENTAL
              SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . .  52

                                                                            Page

          SECTION 8.05.  REPAYMENT TO ISSUER . . . . . . . . . . . . . . . .  52
          SECTION 8.06.  REINSTATEMENT . . . . . . . . . . . . . . . . . . .  53

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER . . . . . . . . . .  53
          SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES . . . . . . . .  53
          SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES. . . . . . . . . .  54
          SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT . . . . . . . .  55
          SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS . . . . . . . . .  56
          SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES. . . . . . . . . .  56
          SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.. . . . . . . . . .  56

                                   ARTICLE 10
                             COLLATERAL AND SECURITY . . . . . . . . . . . .  57
          SECTION 10.01.  COLLATERAL DOCUMENTS . . . . . . . . . . . . . . .  57
          SECTION 10.02.  RECORDING AND OPINIONS . . . . . . . . . . . . . .  57
          SECTION 10.03.  RELEASE OF COLLATERAL. . . . . . . . . . . . . . .  58
          SECTION 10.04.  CERTIFICATES OF THE ISSUER . . . . . . . . . . . .  59
          SECTION 10.05.  AUTHORIZATION OF ACTIONS TO BE TAKEN BY
                THE COLLATERAL AGENT UNDER THE COLLATERAL
                DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .  59
          SECTION 10.06.  AUTHORIZATION OF RECEIPT OF FUNDS BY THE
                TRUSTEE UNDER THE COLLATERAL DOCUMENTS . . . . . . . . . . .  60
          SECTION 10.07.  TERMINATION OF SECURITY INTEREST . . . . . . . . .  60

                                   ARTICLE 11
                               GUARANTEE OF NOTES. . . . . . . . . . . . . .  60
          SECTION 11.01.  UNCONDITIONAL GUARANTEE. . . . . . . . . . . . . .  60
          SECTION 11.02.  CONTRIBUTION . . . . . . . . . . . . . . . . . . .  61
          SECTION 11.03.  "TRUSTEE" TO INCLUDE PAYING AGENT. . . . . . . . .  61
          SECTION 11.04.  RELEASE OF A GUARANTOR . . . . . . . . . . . . . .  62
          SECTION 11.05.  EXECUTION OF GUARANTEES. . . . . . . . . . . . . .  62

                                   ARTICLE 12
                                  MISCELLANEOUS. . . . . . . . . . . . . . .  62
          SECTION 12.01.  TRUST INDENTURE ACT CONTROLS . . . . . . . . . . .  62

                                                                            Page

          SECTION 12.02.  NOTICES. . . . . . . . . . . . . . . . . . . . . .  62
          SECTION 12.03.  COMMUNICATION BY HOLDERS OF NOTES WITH
                OTHER HOLDERS OF NOTES . . . . . . . . . . . . . . . . . . .  64
          SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE
                OR OPINION . . . . . . . . . . . . . . . . . . . . . . . . .  64
          SECTION 12.06.  RULES BY TRUSTEE AND AGENTS. . . . . . . . . . . .  65
          SECTION 12.07.  NO PERSONAL LIABILITY OF TRUSTEES,
                OFFICERS, EMPLOYEES AND EQUITYHOLDERS. . . . . . . . . . . .  65
          SECTION 12.08.  GOVERNING LAW. . . . . . . . . . . . . . . . . . .  65
          SECTION 12.09.  NO ADVERSE INTERPRETATION OF OTHER
                AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  65
          SECTION 12.10.  SUCCESSORS . . . . . . . . . . . . . . . . . . . .  66
          SECTION 12.11.  SEVERABILITY . . . . . . . . . . . . . . . . . . .  66
          SECTION 12.12.  COUNTERPART ORIGINALS. . . . . . . . . . . . . . .  66
          SECTION 12.13.  TABLE OF CONTENTS, HEADINGS, ETC.. . . . . . . . .  66
          SECTION 12.14.  AMENDMENT AND RESTATEMENT. . . . . . . . . . . . .  66
          SECTION 12.15.  SATISFACTION AND DISCHARGE . . . . . . . . . . . .  66

                                    EXHIBITS

Exhibit A      Form of Note
Exhibit B      Form of Assignment of Lease
Exhibit C      Form of Collateral Assignment of Lease
Exhibit C-1    Form of Collateral Assignment of Mortgage
Exhibit D      Form of Mortgage
Exhibit D-1    Form of Amendment to Mortgage
Exhibit E      Form of Pledge Agreement
Exhibit F      Form of Amended and Restated Collateral and Security Agreement


                                    SCHEDULES

Schedule 1     Real Estate

          AMENDED AND RESTATED INDENTURE dated as of September 29, 1995 between Mortgage and Realty Trust, a real estate investment trust formed under the laws of Maryland (the "Issuer"), and Wilmington Trust Company, as trustee (the "Trustee").

          The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Issuer's 11-1/8% Senior Secured Notes due 2002 (the "Notes"):


                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          "ADJUSTED NET ASSETS" of a Guarantor at the date of any claim for contribution pursuant to Section 11.02 hereof means the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the related Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Issuer in respect of the obligations of such Subsidiary under the related Guarantee), excluding debt in respect of the related Guarantee, as they become absolute and matured.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and includes each officer, director, trustee or general partner of such Person, and each owner of 5% or more of any class of voting stock or interests of such Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "ASSET SALE" means any sale or other disposition, or series of sales or other dispositions, made on or after the Effective Date by the Issuer or any Subsidiary to any Person of any Collateral. For the purposes hereof, any prepayment or payment at maturity of an Underlying Promissory Note shall be deemed to be an "Asset Sale."

          "ASSET SALE ACCOUNT" means that trust account (account no. 28666-1) maintained at Wilmington Trust Company in the name of the Collateral Agent, under the sole dominion and control of the Collateral Agent, and administered pursuant to the Collateral Documents.

          "ASSET SALE PROCEEDS" means payments in Cash or other property (including securities) received by the Issuer or any Subsidiary (including, without limitation, any Cash payments received by way of deferred payment of principal pursuant a note or receivable or otherwise, but only as and when received) from any Asset Sale (after repayment of any Indebtedness required to be paid by reason of such Asset Sale), in each case net of the amount of
(a) reasonable brokers' and advisors' fees and commissions actually paid other than to an Affiliate of the Issuer, (b) all foreign, federal, state and local taxes actually payable by the Issuer as a direct consequence of such Asset Sale,
(c) the reasonable fees and expenses attributable to such Asset Sale, to the extent not included in clause (a) above, except to the extent paid to any Affiliate of the Issuer, and (d) any proportionate share of the proceeds required to be paid to any Person owning a beneficial interest in the property or assets sold pursuant to such Asset Sale.

          "ASSIGNMENTS OF LEASES" means each Assignment of Lease, in the form attached hereto as Exhibit B made by the Issuer or a Subsidiary, executed heretofore, concurrently herewith or hereafter in favor of the Collateral Agent on behalf of the Trustee, the Collateral Agent and the Holders, assigning a Lease, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms thereof.

          "AVAILABLE CASH" means, as at any date of determination, all Cash and Cash Equivalents held by the Issuer, any Subsidiary or the Trustee, including, without limitation, Cash and Cash Equivalents held in the Asset Sale Account.

          "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended, and as codified in title 11 of the United States Code.

          "BANKRUPTCY LAW" means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL EXPENDITURES" means, for any Person for any period, the aggregate of all expenditures by such Person and its consolidated Subsidiaries, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP and includes without limitation payments, other than those attributable to interest, on capitalized leases and other Indebtedness incurred to finance such property, plant and equipment. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "CASH" means legal tender accepted in the United States of America for the payment of public and private debts currently United States Dollars.

          "CASH EQUIVALENTS" means, collectively, (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, overnight bank deposits and banker acceptances of any commercial bank (including Wilmington Trust Company) having combined capital and surplus of at least $200,000,000, a short term deposit rating of A1/P1 or better and organized under the laws of the United States of America having maturities of 90 days or less from the date of acquisition and (c) commercial paper with maturities of 90 days or less having a rating of A1/P1 or better.

          "CHANGE OF CONTROL" means (i) the sale of all or substantially all of the Issuer's and the Subsidiaries' assets (taken as a whole), in one or in a series of transactions, to any "person" or "group" (as such terms are used in or defined in Section 13(d)(3) of the Exchange Act), (ii) an event or series of events (whether a stock purchase, merger, consolidation or other business combination or otherwise) by which any Person or group (other than the Holders existing on the date hereof, including any Person becoming a Holder prior to the date hereof and who is a Holder on the date hereof) is or becomes the "Beneficial Owner" (as defined under Rule 13d-3 under the Exchange Act) directly or indirectly of more than 50% of the combined voting power of the then outstanding securities of the Issuer ordinarily (and apart from rights accruing after the happening of a contingency) having the right to vote in the election of trustees or (iii) after the Issue Date, the replacement of a majority of the Board of Trustees of the Issuer over a two-year period from the trustees who constituted the Board of Trustees at the beginning of such period other than by
(a) trustees whose nomination for election by the equityholders of the Issuer was approved by such Board of Trustees, (b) trustees elected by such Board of Trustees or (c) trustees nominated or elected by trustees approved as set forth in (a) or (b) above.

          "COLLATERAL" means all the assets of the Issuer defined as "Collateral" in the Collateral Documents.

          "COLLATERAL AGENT" means the collective reference to Wilmington Trust Company and William J. Wade or such other collateral agent as may be appointed from time to time pursuant to the Security Agreement.

          "COLLATERAL ASSIGNMENTS OF LEASES" means each Collateral Assignment of Lease, in the form attached hereto as Exhibit C made by the Issuer or a Subsidiary, executed heretofore, concurrently herewith or hereafter in favor of the Collateral Agent on behalf of the Trustee, the Collateral Agent and the Holders, assigning the related underlying assignment of lease, as the same may hereafter be amended, modified, supplemented, extended, renewal, restated or replaced in accordance with the terms thereof.

          "COLLATERAL ASSIGNMENTS OF MORTGAGES" means each Collateral Assignment of Mortgage or Collateral Assignment of Deed of Trust, in the form attached hereto as Exhibit C-1, made by the Issuer or a Subsidiary, executed heretofore, concurrently herewith or hereafter in favor of the Collateral Agent on behalf of the Trustee, the Collateral Agent and the Holders, assigning the Underlying Mortgages, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms thereof.

          "COLLATERAL DOCUMENTS" mean the Security Agreement, the Pledge Agreement, the Mortgages, the Assignments of Leases, the Collateral Assignments of Mortgages and the Collateral Assignment of Leases, and, with respect to any of the foregoing that may have been granted prior to the date hereof, amendments or restatements of such documents, together with all related filings, assignments, instruments, mortgages and other papers entered into or delivered in connection with any of the foregoing, as such agreements, filings, assignments, instruments, mortgages or papers or documents may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

          "COMMON SHARES" shall mean the Common Shares of beneficial interests in the Issuer, par value $1.00 per share, as authorized by the declaration of trust of the Issuer.

          "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Issuer by its President, its Executive Vice President, a Senior Vice President, a Vice President, its Treasurer or Controller, or, if authorized by a power of attorney executed by any of such officers, by such other person as may be authorized in such power of attorney, and delivered to the Trustee.

          "CONSOLIDATED NET WORTH" means, with respect to any Person, the sum of
(i) the consolidated equity of the common equityholders of such Person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred equity that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity, after eliminating inter-company items, including appropriate deductions for any minority interest in such Person's Subsidiaries, less (x) all write-ups (other than write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person and (y) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

          "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of such substance or waste, including, without limitation, any substance regulated under any Environmental Law.

          "CONTINGENT OBLIGATION" means with reference to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or contractual obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or contractual obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or contractual obligation will be protected (in whole or in part) against loss in respect thereof.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

          "CUSTODIAN" means any receiver, trustee or similar official under any Bankruptcy Law.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "DISCLOSURE STATEMENT" means the Disclosure Statement and Proxy Statement-Prospectus for the Solicitation of Votes for the Prepackaged Plan of Reorganization of the Issuer dated July 7, 1995.

          "EFFECTIVE DATE" means the "Effective Date" as defined in the Plan.

          "ENVIRONMENTAL LAWS" means all applicable federal, state and local laws, statutes, rules, ordinances, judicial decisions, permits, licenses, regulations and other governmental restrictions relating to pollution or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws, statutes, rules, ordinances, judicial decisions, permits, licenses, regulations and other governmental restrictions relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the cleanup or other remediation thereof.

          "ENVIRONMENTAL LIABILITIES AND COSTS" means with reference to any Person, all liabilities, obligations, responsibilities, liabilities resulting from Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of such Person.

          "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FIRST LIEN DEBT" means Indebtedness of Paseo Padre Associates, a California limited partnership under the Imperial Bank Loan Agreement in an aggregate principal amount at any time outstanding not to exceed $17,566,343.03 (plus interest, fees, costs and expenses).

          "FISCAL QUARTER" means each of the four consecutive three-month periods during any Fiscal Year, which begin October 1, January 1, April 1 and July 1, respectively.

          "FISCAL YEAR" means the Issuer's fiscal year ending September 30.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other Person as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GOVERNMENTAL SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, to the payment of which the full faith and credit of the United States is pledged.

          "GUARANTEE" means the guarantee of each of the Guarantors set forth in
Article 11 hereof.

          "GUARANTOR" means each of the Subsidiaries of the Issuer listed as guarantors in this Indenture or any other guarantor of the Obligations under this Indenture.

          "HAZARDOUS SUBSTANCE" means any toxic or hazardous waste, pollutants, or substances, including, without limitation, friable asbestos, PCBs above 50 p.p.m., petroleum products and byproducts regulated as hazardous waste, substances defined or listed as: "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C. Section 9601, ET SEQ., "hazardous materials" in the Hazardous Transportation Act, 49 U.S.C. Section 1802, ET SEQ., "hazardous waste" in the Resource Conservation and Recovery Act,
42 U.S.C. Section 6901, ET SEQ., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. Section 2601, ET SEQ., and any hazardous or toxic substance or pollutant regulated under any other applicable federal, state or local Environmental Laws.

          "HOLDER" means a Person in whose name a Note is registered.

          "INDEBTEDNESS" means with reference to any Person (a) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letter of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services (other than normal trade accounts payable incurred in the ordinary course of business), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all capitalized lease obligations of such Person, (e) all Contingent Obligations of such Person, (f) all obligations of such Person under interest rate contracts, (g) all indebtedness of the type referred to in clause (a), (b), (c), (d), (e) or (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien against property or an interest in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (h) in the case of the Issuer, the Notes.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

          "INVESTMENT" means any advance, loan, extension of credit or capital contribution to, or purchase of any stocks, bonds, notes, debentures or other securities of, or interest in, any Person, any purchase of any interest in Real Estate (other than by foreclosure, deed in lieu of foreclosure or other method of realizing on security), any commitment or other obligation, whether contingent or absolute, to do any of the foregoing, which commitment or other obligation does not constitute a Contingent Obligation and any Capital Expenditures.

          "ISSUE DATE" means the date of first issuance of the Notes hereunder.

          "LEASE" means each underlying lease of Real Estate.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, Los Angeles, California, Philadelphia, Pennsylvania, Wilmington, Delaware or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "LIENS" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease obligation, any financing lease having substantially the same economic effect as any of the foregoing, the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the assets to which such Lien relates as debtor, and any agreement to grant a Lien.

          "MATERIAL ADVERSE CHANGE" means a material adverse change in any of
(a) the financial condition, business, performance, operations, results of operations or the aggregate net book value of the properties of the Issuer,
(b) the legality, validity or enforceability of this Indenture, (c) the perfection or priority of the Liens granted pursuant to this Indenture or the Collateral Documents caused by the action or lack of action of the Issuer or any Subsidiary, (d) the ability of the Issuer to pay any installment due under the Notes or the Plan or to perform its obligations under this Indenture or the Plan or the ability of the Issuer or the Subsidiaries to perform their respective obligations under the Collateral Documents, or (e) the rights and remedies of the Holders or the Trustee under this Indenture.

          "MATERIAL ADVERSE EFFECT" means an effect that would result in a Material Adverse Change.

          "MATERIAL SUBSIDIARY" means each Subsidiary of the Issuer that, as at any time, has at such time capital equal to more than 10% of the Consolidated Net Worth of the Issuer.

          "MORTGAGES" means each Mortgage, Security Agreement and Financing Statement or Deed of Trust, Security Agreement and Financing Statement, substantially in the forms attached hereto as Exhibit D, and each Amendment to Mortgage, Security Agreement and Financing Statement or Amendment to Deed of Trust, Security Agreement and Financing Statement, substantially in the forms attached hereto as Exhibit D-1, in each case made by the Issuer or a Subsidiary, executed concurrently herewith or hereafter in favor of the Collateral Agent on behalf of the Trustee, the Collateral Agent and the Holders, encumbering the Real Estate, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms thereof.

          "NOTES" means the notes described above issued under this Indenture.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

          "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the President or the Executive Vice President, and the other must be the Treasurer, an Assistant Treasurer, the Controller, the Secretary, an Assistant Secretary, a Senior Vice President or a Vice President of the Issuer.

          "OPINION OF COUNSEL" means an opinion from legal counsel (including at the option of the Trustee and/or the Collateral Agent, local legal counsel in each state where the relevant Collateral is located) who is reasonably acceptable to the Trustee and/or the Collateral Agent, as applicable.

          "PERSON" means any individual, corporation, partnership, joint venture, entity, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "PLAN" means the Plan of Reorganization in the Chapter 11 case of the Issuer confirmed by the Honorable Samuel L. Bufford, United States Bankruptcy Judge, in Case No. 95-31101-SB, by order entered September 22, 1995, as such plan has been amended prior to the Effective Date.

          "PLEDGE AGREEMENT" means that certain Pledge Agreement, dated as of the date hereof, in the form attached hereto as Exhibit E, made by the Issuer, executed concurrently herewith in favor of Wilmington Trust Company, as collateral agent on behalf of the Trustee and the Holders, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms thereof.

          "PREFERRED STOCK", as applied to the Stock of any Person, means Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

          "REAL ESTATE" means any interest in all plots, pieces or parcels of land owned in any capacity, whether as a joint venturer, participant, partner or otherwise, or in which the Issuer may have a security interest, or leased as at the date hereof or acquired or leased hereafter by the Issuer or any Subsidiary, including, without limitation, those listed on Schedule 1 hereto and described in the Mortgages, together with all of the buildings and other improvements now or hereafter erected on the Real Estate, and any fixtures appurtenant thereto.

          "REIT" means a Person satisfying the conditions of being a "real estate investment trust" under Sections 856 through 860 of the Internal Revenue Code and under other applicable law.

          "RELEASE" means with reference to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, disbursal, leaching or migration into the indoor or outdoor environment or into or out of any property owned by such Person, including, without limitation, the movement of Contaminants through or in the air, soil, surface water, ground water or property.

          "REMEDIAL ACTION" means all actions required to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or
(c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "REQUIRED HOLDERS" means the Holders of a majority in principal amount of the Notes outstanding on the date of determination.

          "REQUIREMENT OF LAW" means with reference to any Person, the charter and bylaws or other organizational or governing documents or such Person (including, with particular reference to the Issuer, a declaration of trust), and all federal, state and local laws, rules and regulations, including, without limitation, Environmental Laws, and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESPONSIBLE OFFICER," when used with respect to the Trustee or the Collateral Agent, means any trust officer, financial services officer or vice president within the Corporate Trust Division of the Trustee or the Collateral Agent (or any successor group of the Trustee or the Collateral Agent) or any other officer of the Trustee or the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITY AGREEMENT" means that certain Amended and Restated Collateral and Security Agreement, dated as of the date hereof, in the form attached hereto as Exhibit F, made by the Issuer and the Subsidiaries, executed concurrently herewith or hereafter in favor of the Collateral Agent on behalf of the Trustee, the Collateral Agent and the Holders, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms thereof.

          "STOCK" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in any Person, whether voting or non-voting.

          "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

          "SUBSIDIARY" means with respect to any Person, any corporation, partnership or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling Persons is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency). Unless the context otherwise requires, as used herein "Subsidiary" shall mean a Subsidiary of the Issuer.

          "TERMINATION DATE" means that date on which all Notes are paid in full and all amounts due and owing under this Indenture and the Plan are paid in full.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "UNDERLYING LOAN DOCUMENTS" means collectively, the Underlying Promissory Notes, the Underlying Mortgages, underlying assignments of leases and rents and any guarantees, instruments, agreements or other documents existing on the effective date of the Plan and executed by any Person to or for the benefit of the Issuer or any Subsidiary in connection with any loan made by the Issuer or any Subsidiary to or for the benefit of such Person, as the same may have been amended, modified or supplemented.

          "UNDERLYING MORTGAGES" means collectively, the mortgages or deeds of trust granted by any Person to or for the benefit of the Issuer or any Subsidiary securing an Underlying Promissory Note or other obligation of such Person, as the same may have been or hereafter may be amended, modified or supplemented.

          "UNDERLYING PROMISSORY NOTES" means the promissory notes or other instruments evidencing the Indebtedness of any Person to the Issuer or any Subsidiary other than (a) promissory notes or other instruments constituting Cash Equivalents and (b) promissory notes or other instruments evidencing indebtedness of any Person to the Issuer or any Subsidiary in connection with residential loans made by the Issuer or any Subsidiary to such Person for the purpose of purchasing a condominium unit.


SECTION 1.02.  OTHER DEFINITIONS.
                                                    Defined in
               Term                                   Section
               ----                                 ----------
         "Asset Sale Offer". . . . . . . . . . . .    3.09
         "Change of Control Offer" . . . . . . . .    4.19
         "Change of Control Payment" . . . . . . .    4.19
         "Change of Control Payment Date". . . . .    4.19
         "Defeasance". . . . . . . . . . . . . . .    8.02
         "Event of Default". . . . . . . . . . . .    6.01
         "Foreclosure Action". . . . . . . . . . .    7.02
         "Funding Guarantor" . . . . . . . . . . .   11.02
         "Offer Amount". . . . . . . . . . . . . .    3.09
         "Offer Period". . . . . . . . . . . . . .    3.09
         "Paying Agent". . . . . . . . . . . . . .    2.03
         "Purchase Date" . . . . . . . . . . . . .    3.09
         "Registrar" . . . . . . . . . . . . . . .    2.03
         "Standing Instruction". . . . . . . . . .    3.09


SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST
               INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes;

          "INDENTURE SECURITY HOLDER" means a Holder of a Note;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

          "OBLIGOR" on the Notes means the Issuer, any Guarantor and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, deemed by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.


SECTION 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5)  provisions apply to successive events and transactions.


                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.  FORM AND DATING.

          The Notes, the notation thereon relating to the Guarantee and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Issuer and required by law, stock exchange rule, agreements to which the Issuer is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

          An Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature. One Officer of each Guarantor shall sign the Guarantee on behalf of such Guarantor by facsimile or manual signature. The Issuer's seal shall be reproduced on the Notes and may be in facsimile form.


          If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Issuer signed by two Officers of the Issuer, authenticate Notes for original issue of up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed the amount set forth herein.

          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.


SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Issuer shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Issuer may act as Paying Agent, Registrar or co-registrar. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

          The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.


SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account to the Trustee for any funds disbursed. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account to the Trustee for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) shall have no further liability for the funds disbursed to the Trustee. If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.


SECTION 2.05.  LISTS OF HOLDERS OF THE NOTES.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof, and the Issuer shall otherwise comply with TIA
Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

          When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuer shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

          Neither the Issuer nor the Registrar shall be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          No service charge shall be made to any Holder of a Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.06 or 9.05 hereof, which shall be paid by the Issuer).

          Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such
Note is overdue, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.


SECTION 2.07.  REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by two Officers of the Issuer, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Issuer in connection with any loss, theft or destruction of a Note, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced; PROVIDED, HOWEVER, that any institutional Holder may satisfy such requirement for an indemnity bond by delivering its unsecured indemnity agreement. Each of the Issuer and the Trustee may charge for its expenses in replacing a Note.

SECTION 2.08.  OUTSTANDING NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer, a Subsidiary of the Issuer or an Affiliate of the Issuer holds the Note.


SECTION 2.09.  TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Subsidiary or any Affiliate of the Issuer shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer, any Subsidiary or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Issuer, such Subsidiary or such Affiliate, until legal title to such Notes passes to the Issuer, such Subsidiary or such Affiliate, as the case may be.


SECTION 2.10.  TEMPORARY NOTES.

          Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of the written order of the Issuer signed by two Officers of the Issuer, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11.  CANCELLATION.

          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.
The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act), unless the Issuer directs cancelled Notes to be returned to it. The Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuer, unless by a written order, signed by two Officers of the Issuer, the Issuer shall direct that cancelled Notes be returned to it.


SECTION 2.12.  DEFAULTED INTEREST.

          If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the next payment date, in each case at the rate provided in the Notes. The Issuer shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least 15 days before the special record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer) shall mail to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.


SECTION 2.13.  RECORD DATE.

          The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).


SECTION 2.14.  CUSIP NUMBER.

          The Issuer in issuing the Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee of any change in the CUSIP number.

                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

          If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 75 days before a redemption date, written notice setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.


SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any), provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.


SECTION 3.03.  NOTICE OF REDEMPTION.

          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the aggregate principal amount of the Notes that are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Issuer's written request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense.


SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price.


SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          On or prior to one Business Day before any redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          On and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid on such interest payment date to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption, because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.


SECTION 3.06.  NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, the Issuer shall issue and upon written order of the Issuer the Trustee shall authenticate for the Holder of the Notes at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


SECTION 3.07.  OPTIONAL REDEMPTION.

          The Issuer shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, thereon to the applicable redemption date.


SECTION 3.08.  MANDATORY REDEMPTION.

          Except as set forth under Section 3.09 or Section 4.19 hereof, the Issuer shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF
               ASSET SALE PROCEEDS.

          If at any time the aggregate amount of Asset Sale Proceeds and the net cash proceeds of Indebtedness incurred pursuant to Section 4.14(i) that have not been applied in accordance with this Section 3.09 (exclusive of any Asset Sale Proceeds or net cash proceeds which remain after the completion of any prior Asset Sale Offer) exceeds $10 million, the Issuer shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that, together with accrued and unpaid interest thereon, may be purchased with 80% of any such Asset Sale Proceeds or 100% of the net cash proceeds of such Indebtedness, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall purchase the maximum principal amount of Notes that may be purchased with 80% of such Asset Sale Proceeds or 100% of the net cash proceeds of such Indebtedness (the "Offer Amount"), or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of any Asset Sale Offer the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders of the Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer shall state:

          (a)  that such Asset Sale Offer is being made pursuant to this Section
     3.09 and the length of time such Asset Sale Offer shall remain open;

          (b)  the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrue interest in accordance with its terms;

          (d) that any Note accepted for payment pursuant to such Asset Sale Offer shall cease to accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to such Asset Sale Offer shall be required to surrender the Note at least three Business Days before the Purchase Date with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice;

          (f) that Holders shall be entitled to withdraw their election if the Issuer, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have the Note purchased;

          (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          Any Holder may at any time elect to deliver to the Trustee written instructions (each a "Standing Instruction") stating that such Holder desires to participate in any Asset Sale Offer by tendering the maximum permitted number of such Holder's Notes for repurchase in such Asset Sale Offer. Upon receipt of such Standing Instruction, the Trustee shall deem the maximum permitted number of such Holder's Notes tendered upon the commencement of any Asset Sale Offer. The issuing Holder may withdraw such Standing Instruction at any time prior to the expiration of an Offer Period by so notifying the Trustee in writing. Each Holder electing not to deliver a Standing Instruction shall respond to the notice of an Asset Sale Offer, as set forth in this Section 3.09, prior to the termination of the Offer Period.

          On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or, if less than the Offer Amount has been tendered, all Notes, and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver (or wire, if requested by a Holder in advance) to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date. In the event that the aggregate amount of Asset Sale Proceeds or net cash proceeds of Indebtedness incurred pursuant to Section 4.14(i) exceeds the aggregate principal amount of Notes surrendered by Holders thereof pursuant to such Asset Sale Offer the Issuer may use the remaining Asset Sale Proceeds or net cash proceeds of Indebtedness in accordance with the terms of this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Asset Sale Proceeds or net cash proceeds of Indebtedness incurred pursuant to Section 4.14(i), the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Asset Sale Proceeds or net cash proceeds of Indebtedness shall be deemed to be reset at zero.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

          Whenever any Asset Sale Proceeds or net cash proceeds of Indebtedness incurred pursuant to Section 4.14(i) are received by the Issuer such Asset Sale Proceeds or net cash proceeds of Indebtedness will be set aside in the Asset Sale Account pending allocation of such Asset Sale Proceeds or net cash proceeds of Indebtedness pursuant to this Section 3.09.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  PAYMENT OF PRINCIPAL AND INTEREST.

          The Issuer shall pay the principal of and interest on the Notes in accordance with the terms, and on the dates set forth in, this Indenture and the Notes.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          The Issuer shall maintain in the City of Philadelphia, Pennsylvania an office or agency where Notes may be presented for registration of transfer or exchange of Notes and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and, in such event, the Trustee shall act as the Issuer's agent to receive all such presentations, notices and demands.

          The Issuer may also from time to time designate one or more other offices or agencies (in or outside the City of Philadelphia, Pennsylvania) where the Notes may be presented for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the City of Philadelphia, Pennsylvania for the purposes set forth in Section 2.03 and for such other purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 4.03.  OFFICERS' AND ACCOUNTANTS' CERTIFICATES
               AS TO COMPLIANCE.

          To the extent not otherwise required pursuant to Section 4.09, the Issuer shall deliver to the Trustee, within 90 days after the end of each Fiscal Year commencing with the 1995 Fiscal Year an Officers' Certificate stating that in the course of the performance by each signer of such signer's duties as an Officer of the Issuer such signer would normally have knowledge of the Issuer's and the Subsidiaries' compliance with the covenants contained in Sections 4.01 and 4.02 and 4.04 to 4.19 and the other covenants and conditions applicable to the Issuer or any Subsidiary set forth in this Indenture, stating whether or not such signer has knowledge of any Default in such compliance (such compliance having been determined without regard to any period of grace or requirement of notice provided under this Indenture) and, if so, specifying each such Default of which such signer has knowledge and the nature thereof and what action the Issuer proposes to take in connection thereto. For purposes of this Section 4.03, one of the signatories of such Officers' Certificate shall be one of the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer.

          The Issuer will also deliver to the Trustee the certificates of accountants required pursuant to Section 4.09.


SECTION 4.04.  CONDUCT OF BUSINESS.

          Subject to the terms and conditions hereof the Issuer and each Subsidiary shall (a) conduct its business in a manner consistent with the terms and provisions of the Plan and this Indenture; (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to (i) preserve its business and the goodwill and (ii) keep available the services and goodwill of its present employees; and (c) preserve all registered patents, trademarks, trade names, copyrights and service marks with respect to its business.


SECTION 4.05.  PAYMENT OF TAXES, ETC.

          (a) The Issuer and each Subsidiary shall pay and discharge before the same shall become delinquent, all lawful claims, taxes, assessments and governmental charges or levies, except where contested in good faith, by proper proceedings, and where adequate reserves therefor have been established on the books of the Issuer or such Subsidiary in conformity with GAAP.

          (b) In connection with this Indenture, the Issuer and each Subsidiary shall comply with all withholding and reporting requirements imposed by federal, state and local tax authorities and all distributions under this Indenture shall be subject to such withholding and reporting requirements.


SECTION 4.06.  MAINTENANCE OF INSURANCE.

          The Issuer and each Subsidiary shall maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually and customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Issuer or such Subsidiary operates; PROVIDED, HOWEVER, that the Issuer or such Subsidiary shall not be required to maintain earthquake insurance. If requested by the Required Holders or the Trustee, the Issuer or such Subsidiary shall have all such insurance policies name the Collateral Agent as additional insured or loss payee. The Issuer or such Subsidiary will furnish to the Trustee or the Collateral Agent from time to time such information as may be reasonably requested as to such insurance by the Trustee or the Collateral Agent.

SECTION 4.07.  PRESERVATION OF EXISTENCE, ETC.

          The Issuer and each Subsidiary shall preserve and maintain its existence, rights and franchises, except as permitted under Article 5, if the failure to so preserve or maintain, either individually or in the aggregate, would cause a Material Adverse Effect.


SECTION 4.08.  MAINTENANCE OF PROPERTIES, ETC.

          The Issuer and each Subsidiary shall maintain and preserve (i) in good working order and condition all of its properties which are used or useful or necessary in the conduct of its business, and (ii) all rights, remedies, permits, licenses, guaranties, collateral, insurance, approvals and privileges which are used or useful or necessary in the conduct of its business, if the failure to maintain and preserve such rights, remedies, permits, licenses, guaranties, collateral, insurance, approvals and privileges, either individually or in the aggregate, would cause a Material Adverse Effect.


SECTION 4.09.  FINANCIAL STATEMENTS.

          To the extent not otherwise required by Section 4.03, the Issuer shall furnish to the Holders and the Trustee in the case of clauses (a) through (c) below, and to any prospective purchaser of the Notes in the case of clause (d) below:

          (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters in each Fiscal Year, a consolidated income statement, a consolidated statement of shareholders' equity, a consolidated statement of cash flows, a consolidated statement of deferred and capitalized interest for the period from the beginning of the current Fiscal Year to the end of such Fiscal Quarter, and a consolidated balance sheet as at the end of such Fiscal Quarter, setting forth in each case in comparative form figures for the corresponding period in the preceding Fiscal Year, certified by the chief financial officer of the Issuer, together with (i) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Issuer proposes to take with respect thereto, (ii) a schedule of the computations used by the Issuer in determining compliance with Section 4.12, (iii) a written discussion and analysis by the management of the Issuer of the consolidated financial statements furnished in respect of such Fiscal Quarter, and (iv) a certificate demonstrating the calculation of Available Cash, including, without limitation, the minimum dividend distribution required to maintain the status of the Issuer as a REIT;

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Issuer as of the end of such year and a consolidated statement of income, retained earnings and cash flows of the Issuer and its Subsidiaries all of which are prepared in accordance with GAAP and certified without qualifications as to the scope of the audit or otherwise and without any disclaimer by Ernst & Young or other independent certified public accountants of recognized national standing acceptable to the Trustee, together with (i) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Issuer and the Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof,
(ii) a schedule in form satisfactory to the Trustee of the computations used by such accounting firm in determining, as of the end of such Fiscal Year, the Issuer's compliance with Section 4.12, (iii) a certificate of the chief financial officer stating deferred and capitalized interest for the Fiscal Year and an "Agreed Upon Procedures" report by the Issuer's independent public accounting firm stating that such accounting firm has no knowledge of any material error in the information set forth in the certificate, and (iv) a written discussion and analysis by the management of the Issuer of the consolidated financial statements furnished in respect of such Fiscal Year;

          (c) as soon as available and, in any event, within 120 days from and after the end of a Fiscal Year, a copy of the management letter required to be provided to the Issuer by its independent certified public accountants which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Issuer; and

          (d) upon the request of the Required Holders, to any prospective purchaser of any Notes, all information that may be required to be delivered to such purchaser to enable any Holder to sell to such purchaser its Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC subject to receipt of an appropriate confidentiality agreement from such prospective purchasers in form and substance reasonably satisfactory to the Issuer (with appropriate exceptions to permit resale); PROVIDED, HOWEVER, upon the request of the Required Holders, the Issuer shall deliver to the Required Holders a written statement as to whether it has complied with such requirements.

SECTION 4.10.  NEW REAL ESTATE, ETC.

          If the Issuer or any Subsidiary acquires any Real Estate, Underlying Promissory Notes, Underlying Mortgages or underlying leases through foreclosure or otherwise, not subject to a Lien in favor of the Trustee or the Collateral Agent, the Issuer or such Subsidiary shall, as a condition to the effectiveness of any such acquisition, execute, deliver and record a first priority or the next highest available priority Mortgage or equivalent security instrument, in favor of the Collateral Agent on behalf and for the ratable benefit of the Holders, covering such Real Estate, Underlying Promissory Notes, Underlying Mortgages or underlying leases, in form and substance satisfactory to the Trustee and the Collateral Agent, and provide the Collateral Agent with financing statements, and, upon the acquisition of Real Estate or an Underlying Mortgage, a title insurance policy in an amount equal to the acquisition price of such Real Estate or Underlying Mortgage insuring (a) the Issuer's or such Subsidiary's fee title to such Real Estate and including a current ALTA survey thereof, if required, with a surveyor's certificate in form and substance satisfactory to the Trustee and the Collateral Agent or (b) the enforceability and validity of such Underlying Mortgage according to the terms and conditions of an ALTA Lender's policy. Notwithstanding the foregoing, prior to the acquisition or obtaining control of any Real Estate, the Issuer or such Subsidiary shall obtain an appropriate environmental audit or environmental survey.


SECTION 4.11.  DEPOSIT OF ASSET SALE PROCEEDS.

          All Cash Asset Sale Proceeds shall be deposited in the Asset Sales Account immediately upon receipt by the Issuer or any Subsidiary or their agent. All non-Cash Asset Sale Proceeds shall be delivered immediately to the Collateral Agent upon receipt by the Issuer or any Subsidiary or their agent and shall be pledged to the Collateral Agent for the ratable benefit of the Holders to secure the Obligations of the Issuer under this Indenture and the Notes pursuant to a pledge agreement in form and substance satisfactory to the Trustee. When the aggregate amount of Asset Sale Proceeds exceeds $10 million, the Issuer will be required to apply all such Asset Sale Proceeds to an Asset Sale Offer in accordance with the procedures set forth in Section 3.09 hereof. The Cash Asset Sale Proceeds shall be distributed to the Holders in accordance with Section 3.09. Any Cash Asset Sale Proceeds not so distributed to Holders shall be returned to the Issuer.


SECTION 4.12.  LIMITATION ON INVESTMENTS.

          The Issuer shall not, nor shall it permit any Subsidiary to, directly or indirectly, make any Investment from and after the Effective Date except:

          (a) Investments which constitute leasing commissions and tenant improvements, related to the ownership and maintenance of a parcel or parcels of Real Estate in an amount not to exceed by more than 10% the amount of such commissions or improvements set forth in a budget approved by the Board of Trustees of the Issuer (as the same may be amended from time to time with the consent of the Board of Trustees of the Issuer);

          (b) with any Asset Sale Proceeds that are not applied to the then outstanding Notes in accordance with Section 3.09 hereof, new loans to non-Affiliates or new equity Investments, in each case approved by the Board of Trustees;

          (c) Investments approved by the Board of Trustees of the Issuer of Available Cash in Cash Equivalents;

          (d) Investments approved by the Board of Trustees of the Issuer created by the Issuer or any Subsidiary as a result of any sale, refinancing or disposition of assets when the Issuer or such Subsidiary accepts in partial payment of an outstanding obligation a new mortgage or equity interest in the same property; and

          (e) Investments approved by the Board of Trustees of the Issuer in Subsidiaries formed or maintained pursuant to Section 4.18; PROVIDED, HOWEVER, that the Stock of any such new Subsidiary is pledged to the Collateral Agent for the ratable benefit of the Holders in accordance with Section 4.18.


SECTION 4.13.  LIENS, ETC.

          The Issuer shall not, nor shall it permit any Subsidiary to, create or suffer to exist any Lien upon or with respect to any of its properties, whether owned by the Issuer or such Subsidiary as at the Effective Date or thereafter acquired, or assign any right to receive income, except:

               (a) Liens directly or indirectly created in favor of the Holders pursuant to this Indenture, the Plan and the Collateral Documents;

               (b) any Lien securing the renewal, extension or refunding of any Indebtedness or other obligation secured by any Lien permitted by subsection (a) of this Section 4.13 without any increase in the amount secured thereby or in the assets subject to such Liens;

               (c) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by the Issuer or such Subsidiary in the ordinary course of business which secure its obligations to such Person; PROVIDED, HOWEVER, that the Issuer or such Subsidiary

(i) is not in default in respect of such payment obligation to such Person or
(ii) is in default with respect to such payment obligation but is, in good faith and by appropriate proceedings, diligently contesting such obligation and adequate provision is made for the payment thereof and such default, either individually or in the aggregate, would not cause a Material Adverse Effect;

               (d) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; PROVIDED, HOWEVER, that the Issuer or such Subsidiary (i) is not in default in respect of any payment obligation with respect thereto or (ii) is in default in respect of such payment obligation but is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof and such default, either individually or in the aggregate, would not cause a Material Adverse Effect;

               (e) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits;

               (f) Liens securing the performance of operating leases, contracts (other than for the repayment of borrowed money), statutory obligations, and other obligations of like nature, incurred as an incident to and in the ordinary course of business, and judgment liens which do not cause individually or in the aggregate, a Material Adverse Effect, and do not constitute a Default or an Event of Default;

               (g) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not cause, individually or in the aggregate, a Material Adverse Effect;

               (h) Liens in favor of landlords securing operating leases permitted by Section 4.15;

               (i)  Liens existing on the Effective Date;

               (j) Environmental Liens which do not cause, individually or in the aggregate, a Material Adverse Effect;

               (k) Liens relating to Indebtedness incurred to finance the purchase price of property but only to the extent (x) of the value of the property acquired and (y) such Lien does not extend to or cover any other property other than such property, improvements thereon and any proceeds therefrom; and

               (l)  Liens securing Indebtedness permitted by Section 4.14(i).

SECTION 4.14.  INDEBTEDNESS.

The Issuer shall not, directly or indirectly, and will not, directly or indirectly, permit any Subsidiary to, incur, create, assume or suffer to exist any Indebtedness, except:

               (a)  Indebtedness represented by the Notes;

               (b) Contingent Obligations constituting endorsements for collection or deposit in the ordinary course of business;

               (c) current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business consistent with the past practice of the Issuer or such Subsidiary;

               (d) Indebtedness arising under any performance bond reimbursement obligation entered into in the ordinary course of business of the Issuer or such Subsidiary consistent with the past practice of the Issuer or such Subsidiary;

               (e) unimpaired indemnification claims under the declaration of trust of the Issuer;

               (f) Indebtedness arising in connection with Subsidiaries formed or maintained pursuant to Section 4.18;

               (g)  the First Lien Debt;

               (h) Indebtedness incurred to finance the purchase price of property; PROVIDED, HOWEVER, that such Indebtedness shall be non-recourse to the Issuer or such Subsidiary; and

               (i) additional secured Indebtedness of the Issuer; PROVIDED, HOWEVER, that (i) 100% of the net cash proceeds of such Indebtedness, after deducting all expenses related thereto, shall be applied to the repayment of the Notes in accordance with Section 3.09, and (ii) the interest rate payable in respect of such Indebtedness shall be lower than the interest rate then payable in respect of the Notes; and, PROVIDED, FURTHER, that if such interest rate is not a fixed rate of interest, the Issuer shall have entered into an interest rate agreement or other contractual arrangement concurrently with the incurrence of such Indebtedness the economic effect of which shall be that such floating interest rate over the life of such Indebtedness shall be lower than the interest rate then payable in respect of the Notes.

SECTION 4.15.  LEASE OBLIGATIONS.

               (a) The Issuer shall not, nor shall it permit any Subsidiary to, create or suffer to exist any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of real or personal property of any kind under other leases or agreements to lease having an original term of one year or more which would cause the direct or contingent liabilities of the Issuer or such Subsidiary in respect of all such obligations to be increased by more than $100,000 payable in any period of 12 consecutive months over the amount existing on the Effective Date.

               (b) The Issuer shall not, nor shall it permit any Subsidiary to, become or remain liable as lessee or guarantor or other surety with respect to any lease, whether an operating lease or a capitalized lease, of any property (whether real or personal or mixed), whether owned as at the Effective Date or acquired thereafter, which the Issuer or such Subsidiary has sold or transferred as of the Effective Date or thereafter.


SECTION 4.16.  RESTRICTED PAYMENTS.

          The Issuer shall not (a) declare or make any dividend payment or other distribution of assets, properties, Cash, rights, obligations or securities on account of or in respect of any of its Common Shares or any Preferred Stock which may be issued by the Issuer, other than such declaration and making of dividend payments that the Issuer deems necessary to preserve its status as a REIT, unless the Consolidated Net Worth of the Issuer at the time of such payment and after giving effect thereto is at least $50 million; PROVIDED, HOWEVER, that the Issuer shall in no event declare or make any such dividend payment or other distribution if a Default or Event of Default has occurred and is continuing, or (b) purchase, redeem or otherwise acquire for value its Common Shares or any Preferred Stock of the Issuer, whether outstanding on the Effective Date or thereafter issued and outstanding, unless the Consolidated Net Worth of the Issuer at the time of such purchase, redemption or other acquisition and after giving effect thereto is at least $50 million; PROVIDED, HOWEVER, that the Issuer shall in no event make any such purchase, redemption or other acquisition if a Default or Event of Default has occurred and is continuing.


SECTION 4.17.  TRANSACTIONS WITH AFFILIATES.

          The Issuer shall not, nor shall it permit any Subsidiary to: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to any such Affiliate; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate; (d) repay any Indebtedness to any Affiliate (except under existing retirement or deferred compensation plans); or (e) enter into any other transaction directly or indirectly with or for the benefit of any such Affiliate (including, without limitation, guaranties and assumptions of obligations of any such Affiliate) except for (i) transactions in the ordinary course of business on a basis no less favorable to the Issuer or such Subsidiary as would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate, (ii) compensation to trustees commensurate with current compensation levels, (iii) salaries and other employee compensation and benefits to officers of the Issuer or such Subsidiary commensurate with the compensation levels in effect as of the date hereof as may reasonably be adjusted over time but in no event to exceed 10% annually in the aggregate, (iv) any transaction required or otherwise permitted by the Plan or this Indenture, and (v) transactions with respect to Subsidiaries pursuant to Section 4.12, 4.14 or 4.18 hereof.

SECTION 4.18.  NEW SUBSIDIARIES.

          The Issuer shall not incorporate or otherwise organize any Subsidiary after the date hereof, except wholly owned Subsidiaries organized for the special purpose of taking title to (i) a mortgage or equivalent security then held by the Issuer or acquired in connection with property held by the Issuer for the purpose of foreclosing upon such mortgage or equivalent security or
(ii) Real Estate which is the subject of the lien of a mortgage or equivalent security then held by the Issuer or acquired in connection with property held by the Issuer for the purpose of holding and operating such Real Estate in such Subsidiary; PROVIDED, HOWEVER, that the Issuer complies with the provisions of the Collateral Documents; and, PROVIDED, FURTHER, that (x) any such Subsidiary shall be subject to and bound by the provisions of Sections 4.04 through 4.18 of this Indenture as if it were a party hereto, and (y) the Stock of any such Subsidiary shall be pledged to Wilmington Trust Company, as collateral agent for the ratable benefit of the Holders as security for the Obligations of the Issuer under this Indenture and the Notes pursuant to a pledge agreement in form and substance satisfactory to the Trustee.


SECTION 4.19.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

          (a) Unless waived by the Required Holders, upon the occurrence of a Change of Control, the Issuer shall make an offer (the "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 45 days following any Change of Control, the Issuer shall mail a notice to the Trustee and each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control
Payment Date"); (3) that any Note not tendered shall continue to accrue interest in accordance with its terms; (4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

          (b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuer. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED, HOWEVER, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) The Trustee shall be under no obligation to ascertain the occurrence of a Change in Control or to give notice with respect thereto other than upon receipt of the written notice of Change in Control from the Issuer. The Trustee may conclusively assume, in the absence of written notice to the contrary from the Issuer or any Holder, that no Change in Control has occurred.

          (d) Except as described above with respect to a Change of Control, the Issuer shall not be required to repurchase or redeem the Notes from the Holders of the Notes in the event of a takeover, recapitalization or similar transaction.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

          The Issuer shall not consolidate or merge with or into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (a) the Issuer is the surviving entity, or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, assumes, pursuant to a supplemental indenture and appropriate collateral documents in forms reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and this Indenture and all the obligations of the Issuer under the Collateral Documents, (c) immediately before and immediately after giving effect to such transaction no Default or Event of Default exists, and (d) the Issuer or the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made after giving pro forma effect thereto as of the end of the most recently completed Fiscal Quarter shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Issuer immediately preceding the transaction.

          The Issuer shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Section 5.01. The Trustee shall be entitled to rely conclusively upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.02.  SUCCESSOR ENTITY SUBSTITUTED.

          Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor entity formed by such consolidation or into or with which the Issuer is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture and the Collateral Documents referring to the Issuer shall refer instead to the successor entity and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture and the Collateral Documents with the same effect as if such successor Person has been named as the Issuer, herein and therein, and the Issuer will be discharged from all obligations under this Indenture, the Notes and the Collateral Documents.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

          Each of the following events (whatever the reason for such event) constitutes an "Event of Default":

          (a) The Issuer shall fail to make any payment in respect of principal of the Notes or under Section 3.09 or 4.19 of this Indenture when the same becomes due and payable and such failure continues for a period of 5 Business Days after the due date of such payment, or the Issuer shall fail to make any payment when due of interest on the Notes and such failure continues for a period of 10 days after the due date of such payment; or

          (b) Any representation or warranty made or deemed made by the Issuer or any Subsidiary (or any of their officers) under the Disclosure Statement or the Collateral Documents shall prove to have been untrue or incorrect in any material respect when made or deemed made; or

          (c) The Issuer (or the Issuer or any Subsidiary in the case of the Collateral Documents) shall fail to perform or observe (i) any term, covenant or agreement contained in Article 4 (other than Section 4.07) or
     Article 5 or (ii) any other term, covenant or agreement contained in this Indenture, the Plan or the Collateral Documents, if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of the date on which (A) an Officer of the Issuer becomes aware of such failure or
     (B) written notice thereof shall have been given to the Issuer by the Trustee or the Holders; or

          (d) The Issuer or any Subsidiary shall fail, after any applicable grace period, to pay any principal of or premium, if any, or interest on any of its Indebtedness in an amount exceeding $1,000,000 (excluding the Notes), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (e) The Issuer or any Material Subsidiary of the Issuer shall generally not pay its debts as such debts become due except such debts that are the subject of a good faith dispute, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Issuer or such Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Issuer or such Material Subsidiary (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur; or the Issuer or such Material Subsidiary shall take any action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Issuer or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) Except for releases of Collateral pursuant to Asset Sales effected in accordance with Section 4.11, this Indenture or the Collateral Documents shall, for any reason, cease to create a valid Lien on Collateral having a value of $1,000,000 or more purported to be covered thereby, or such Lien shall cease to have the priority Lien status initially granted and be a perfected Lien as to Collateral having a value of $1,000,000 or more.

SECTION 6.02.  ACCELERATION.

          If an Event of Default (other than an Event of Default specified in clause (e) of Section 6.01 hereof) occurs and is continuing, the Trustee by notice to the Issuer may, or upon written notice from the Required Holders shall, or the Required Holders by written notice to the Issuer and the Trustee may, declare all the Notes to be due and payable immediately. Upon such declaration, the principal of, premium, if any, and interest on the Notes shall be due and payable immediately. If an Event of Default specified in clause (e) of Section 6.01 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Required Holders by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.


SECTION 6.03.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee and/or the Collateral Agent, as applicable, may pursue any available remedy (under this Indenture, the Collateral Documents or otherwise) to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Collateral Documents.

          The Trustee or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.


SECTION 6.04.  WAIVER OF PAST DEFAULTS.

          The Required Holders by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of or interest on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the Collateral Documents; but no such waiver shall extend to any subsequent or other Default or Event of Default.

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

SECTION 6.0    DIRECTION BY REQUIRED HOLDERS.

          The Required Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee and/or the Collateral Agent or exercising any trust or power conferred on it or them. However, the Trustee and/or the Collateral Agent may refuse to follow any direction that conflicts with the law, this Indenture or the Collateral Documents, that the Trustee and/or the Collateral Agent determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee and/or the Collateral Agent in personal liability.


SECTION 6.06.  LIMITATION ON SUITS.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

               (a) the Holder of a Note gives to the Trustee and the Collateral Agent written notice of a continuing Event of Default;

               (b) the Required Holders make a written request to the Trustee and the Collateral Agent to pursue the remedy;

               (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee and the Collateral Agent indemnity satisfactory to the Trustee and the Collateral Agent against any loss, liability or expense;

               (d) the Trustee and the Collateral Agent do not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (e) during such 60-day period the Required Holders do not give the Trustee and the Collateral Agent a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.


SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder, except that no Holder shall have the right to institute any such suit if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver or loss of the Liens pursuant to the Collateral Documents upon any property subject to such Liens.

SECTION 6.08.  COLLECTION SUIT.

          If an Event of Default specified in Section 6.01(a) hereof occurs and is continuing, the Trustee and/or the Collateral Agent are authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel.


SECTION 6.09.  PROOFS OF CLAIM.

          The Trustee and/or the Collateral Agent are authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), the Issuer's creditors or the Issuer's property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee and the Collateral Agent, and in the event that the Trustee and the Collateral Agent shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee and the Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, and their respective agents and counsel, and any other amounts due the Trustee and the Collateral Agent under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, or their respective agents and counsel, and any other amounts due the Trustee and the Collateral Agent under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee or the Collateral Agent to vote in respect of the claim of any Holder of a Note in any such proceeding.

SECTION 6.10.  PRIORITIES.

          If the Trustee or the Collateral Agent collects any money pursuant to this Article, it shall pay out the money in the following order:

          FIRST: to the Trustee, the Collateral Agent and their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and/or the Collateral Agent and the costs and expenses of collection;

          SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

          THIRD: without duplication, to Holders for any other Obligations owing to the Holders under this Indenture, the Notes or the Collateral Documents; and

          FOURTH: to the Issuer or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.


SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee and/or the Collateral Agent for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section
6.06 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12.  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holder will continue as though no such proceeding had been instituted.


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

               (b)  Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee, and conforming to the requirements of this Indenture.
     However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, if any.

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

               (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.


SECTION 7.02.  RIGHTS OF TRUSTEE.

               (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel, accountants and other experts and the written advice of such counsel, accountants and other experts or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or the Collateral Documents.

               (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to each of the Trustee and the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

               (g) Without limitation and notwithstanding any other provision herein, the Trustee (i) shall not be required to take any action regarding any Real Estate, including, without limitation, foreclosure or other action (collectively, a "Foreclosure Action"), which could result in the Trustee being deemed to be an "operator" under CERCLA (as defined in the definition of "Hazardous Substance"), if in the reasonable judgment of the Trustee by taking such action it would incur unacceptable environmental liability, and (ii) shall have the right, prior to taking any Foreclosure Action with respect to any Real Estate, to obtain a "Phase One" or other environmental report concerning such Real Estate prepared by a consultant of its choice and to be reimbursed for the reasonable cost thereof pursuant to Section 7.07 hereof, if, in its reasonable judgment, such report is necessary in order to assess the matters described in clause (i) hereof. In making an evaluation described under clause (i) of the preceding sentence, the Trustee shall assess its potential liability as compared to the indemnity available pursuant to Section 7.07 hereof, or from any Holder pursuant to Section 7.01(e) and/or 7.02(f) hereof.


SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof, as specified therein, of this Indenture.

SECTION 7.04.  DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or of the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than itself, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee makes no representation as to the validity, value or condition of any property covered or intended to be covered by the Lien of the Collateral Documents or any part thereof or as to the title of the Issuer or any Subsidiary to such property or as to the security afforded by the Collateral Documents or hereby.


SECTION 7.05.  NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee and/or the Collateral Agent, the Trustee and/or the Collateral Agent shall promptly notify the other, and the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 30 days after it occurs. Notwithstanding anything contained in TIA Section 315(b) to the contrary, the Trustee shall not withhold any such notice.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

          Within 60 days after each January 1 beginning with the January 1 following the Issue Date, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee shall, within 90 days thereof, and in compliance with TIA Section 313(b), notify the Holders of the Notes in the event of (1) the release, or release and substitution, of any collateral pursuant to
Section 10.03 or 10.04 hereof (and the consideration therefor, if any) the fair value of which equals or exceeds 10% of the principal amount of the Notes outstanding at the time of such release or (2) the character and amount of any advances made by it since the date of the last report transmitted pursuant to TIA Section 313(a) (or if no such report has yet been so transmitted, since the date hereof), for the reimbursement of which it may claim a lien or charge higher than that of the Notes, the aggregate amount of which at any time exceeds 10% of the principal amount of the Notes outstanding at such time. The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange, if any, on which the Notes are listed, in accordance with TIA
Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

          The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Issuer shall indemnify and hold harmless the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture without negligence or bad faith on its part, including, but not limited to, all losses, liabilities or expenses arising in connection with the release or presence of any Hazardous Substance at or from the Real Estate whether foreseeable or unforeseeable, regardless of the source of such release or when such release occurred or such presence is discovered. The foregoing indemnity includes, without limitation, all costs of removal, remediation of any kind, and disposal of such Hazardous Substances (whether or not such Hazardous Substances may be legally allowed to remain in the Real Estate if removal or remediation is prudent), after a foreclosure, the cost of determining whether the Real Estate that was the subject of the foreclosure is in compliance and causing such Real Estate to be in compliance with all applicable Environmental Laws, and the Trustee's reasonable attorneys' and consultants' fees and court costs relating thereto. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel.

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

The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Issuer's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.


SECTION 7.08.  REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

               (a)  the Trustee fails to comply with Section 7.10 hereof;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a Custodian or public officer takes charge of the Trustee or its property; or

               (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor
Trustee to replace the successor Trustee appointed by the Issuer.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of such succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.


SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation or association without any further act shall be the successor Trustee.


SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trust powers, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

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

SECTION 7.11.  PREFERENTIAL COLLECTION OF
               CLAIMS AGAINST ISSUER.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                                   DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT DEFEASANCE.

          The Issuer may, at the option of its Board of Trustees evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have Section 8.02 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.


SECTION 8.02.  DEFEASANCE AND DISCHARGE.

          Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below (including Section 8.03) are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (a) and (b) of this Section 8.02, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in
Section 8.03 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (b) the Issuer's obligations with respect to such Notes under Sections 2.04, 2.06, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith, and (d) this Article Eight.

SECTION 8.03.  CONDITIONS TO DEFEASANCE.

          The following shall be the conditions to the application of Section
8.02 hereof to the outstanding Notes:

               (a) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes,
     (i) Cash in an amount or (ii) non-callable Governmental Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment under the Notes, Cash in an amount, or (iii) a combination thereof, in such amounts, as will be sufficient to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge (A) the principal of and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and (B) any mandatory sinking fund payments or analogous payments applicable to the outstanding Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Governmental Securities to said payments with respect to the Notes;

               (b) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit;

               (c) such Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

               (d) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Issuer pursuant to its election under Section 8.02 hereof was not made by the Issuer with the intent of preferring the Holders over other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;

               (e) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Defeasance under Section 8.02 have been complied with as contemplated by this Section 8.03;

               (f) the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred; and

               (g) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit would not constitute a preference as defined in Section 547 of the Bankruptcy Code, and the trust funds would not constitute property included within the estate of the debtor.


SECTION 8.04.  DEPOSITED MONEY AND GOVERNMENTAL
               SECURITIES TO BE HELD IN TRUST;
               OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.05 hereof, all money and Governmental Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.04, the "Trustee") pursuant to Section 8.03 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Governmental Securities deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Governmental Securities held by it as provided in
Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in

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excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance.

SECTION 8.05.  REPAYMENT TO ISSUER.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a general unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer, as trustees thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of money then remaining will be repaid to the Issuer.


SECTION 8.06.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any Cash or Governmental Securities in accordance with Section 8.02 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Issuer makes any payment of principal or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES.

          Notwithstanding Section 9.02 hereof, the Issuer and the Trustee may amend or supplement this Indenture and the Notes without the consent of any Holder of a Note:

               (a)  to cure any ambiguity, defect or inconsistency;

               (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

               (c) to provide for (i) the assumption of the Issuer's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof, and (ii) certain amendments to the Collateral Documents expressly called for therein pursuant to Section
     10.01 hereof;

               (d) to execute and deliver any documents necessary or appropriate to release Liens on any Collateral as permitted by Section
     10.03 or 10.04 hereof;

               (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights hereunder of any Holder of the Notes; or

               (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Issuer accompanied by a resolution of the Board of Trustees of the Issuer authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture, the Collateral Documents or otherwise. The Issuer shall give the Holders of the Notes notice of the effectiveness of any amendment under this Section 9.01.

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

SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES.

          The Issuer and the Trustee may amend or supplement this Indenture, the Notes, or any amended or supplemental Indenture with the written consent of the Required Holders (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Required Holders (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Upon the request of the Issuer accompanied by a resolution the Board of Trustees of the Issuer authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Required Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture, or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Required Holders may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting Holder of Notes):

               (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

               (b) reduce the principal of or change the fixed maturity of any Note or reduce the redemption price of the Notes;

               (c) reduce the rate of or change the time for payment of interest on any Note;

               (d) waive a Default or Event of Default in the payment of principal of or interest on the Notes (except a rescission of acceleration of the Notes by the Required Holders and a waiver of the payment default that resulted from such acceleration);

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

               (e) make any Note payable in money other than that stated in the Notes;

               (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

               (g) directly or indirectly release Liens on all or substantially all of the Collateral except in connection with a merger, consolidation or disposition of assets permitted under this Indenture;

               (h) make any change in the foregoing amendment and waiver provision; or

               (i)  waive a redemption payment with respect to any Note.


SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.


SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

          The Issuer may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to
Section 2.05 hereof or (ii) such other date as the Issuer shall designate.

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SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.


SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental Indenture until its Board of Trustees approves it. In signing or refusing to sign such amendment or supplemental Indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to
Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuer in accordance with its terms.


                                   ARTICLE 10
                             COLLATERAL AND SECURITY

SECTION 10.01.  COLLATERAL DOCUMENTS.

          The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date or a principal amortization date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuer to the Holders of Notes, the Trustee or the Collateral Agent under this Indenture, the Collateral Documents and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents which the Issuer and the Subsidiaries have entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its

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

terms and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the Trustee copies of all Collateral Documents, and, subject to the provisions of the Collateral Documents, shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and the Notes secured hereby, according to the intent and purposes herein expressed. The Issuer shall take, or shall cause the Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuer hereunder, a valid and enforceable perfected first priority Lien in and on all of the Collateral, in favor of the Collateral Agent for the benefit of the Trustee, the Collateral Agent and the Holders of Notes, (a) superior to and prior to the rights of all third Persons other than those holding the First Lien Debt, and (b) subject to no Liens other than the Liens permitted under Section 4.13 hereof.

SECTION 10.02.  RECORDING AND OPINIONS.

               (a) The Issuer shall furnish to the Trustee, promptly following the execution and delivery of this Indenture, an Opinion of Counsel either
(i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, the Mortgages, the Assignments of Leases, the Collateral Assignments of Mortgages, the Collateral Assignments of Leases and Uniform Commercial Code financing statements necessary to make effective and perfect the Lien intended to be created by the Collateral Documents, and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

               (b) The Issuer shall furnish to the Trustee within three months after each anniversary of the Issue Date an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, mortgages, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and
(B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the

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

succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes, the Trustee and the Collateral Agent hereunder and under the Collateral Documents with respect to the security interests in the Collateral, or
(ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.


SECTION 10.03.  RELEASE OF COLLATERAL.

               (a) Subject to subsections (b) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents.

               (b) No Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents or hereof unless the Issuer shall have made an Asset Sale Offer in accordance with Section 3.09 hereof.

               (c) Notwithstanding any of the terms hereof or of any of the Collateral Documents, at any time when an Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise), the Collateral Agent shall not, without the consent of the Required Holders, release any Collateral pursuant to the provisions hereof or any of the Collateral Documents.

               (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof.
To the extent applicable, the Issuer shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuer except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee or the Collateral Agent in the exercise of reasonable care.

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

SECTION 10.04.  CERTIFICATES OF THE ISSUER.

                 The Issuer shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Documents or this Indenture, (i) all documents required by Section 314(d) of the TIA and (ii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by Section 314(d) of the TIA. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.


SECTION 10.05.  AUTHORIZATION OF ACTIONS TO BE TAKEN BY
                THE COLLATERAL AGENT UNDER THE COLLATERAL
                DOCUMENTS.


          Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, direct the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuer hereunder or under the Collateral Documents. The Trustee and the Collateral Agent shall have power to institute and maintain such suits and proceedings and enter into such agreements as either may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits, proceedings and agreements as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Trustee, the Collateral Agent or the Holders of Notes).


SECTION 10.06.  AUTHORIZATION OF RECEIPT OF FUNDS BY THE
                TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

          The Trustee shall cause the Collateral Agent to deliver to the Trustee and the Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Collateral Documents.

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

SECTION 10.07.  TERMINATION OF SECURITY INTEREST.

          Upon the full and final payment of all Obligations of the Issuer under this Indenture, the Notes and the Collateral Documents (including an effective defeasance pursuant to Section 8.02 hereof), the Trustee shall, at the request of the Issuer, release the Liens pursuant to this Indenture. If the Trustee or Paying Agent is unable to apply any United States Dollars or Governmental Securities in accordance with Section 8.02 hereof by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Trustee shall cause the Collateral Agent to cause the Liens to be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.02 hereof.

SECTION 10.08. COLLATERAL AGENT'S DUTIES.

          The Collateral Agent, acting in its capacity as such, shall have only such duties with respect to the Collateral as are set forth in the Collateral Documents.


                                   ARTICLE 11
                               GUARANTEE OF NOTES

SECTION 11.01.  UNCONDITIONAL GUARANTEE.

          Subject to the provisions of this Article 11 the Guarantors, jointly and severally, hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee, the due and punctual payment of the principal of and interest on such Note, when and as the same shall become due and payable, whether by declaration thereof or otherwise, in accordance with the terms of such Note and of this Indenture. The Guarantors hereby agree that their obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto, by the holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenant that this Guarantee will not be discharged as to any such Note except by payment in full of the principal of and interest thereon.

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

          The Guarantors shall be subrogated to all rights of the Holder of any Notes against the Issuer in respect of any amounts paid to the Holder by the Guarantors pursuant to the provisions of this Guarantee; PROVIDED, HOWEVER, that the Guarantors shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and interest on all Notes shall have been paid in full.

          The Guarantees set forth in this Section 11.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.


SECTION 11.02.  CONTRIBUTION.

          If any Guarantor shall have paid more than its pro rata share pursuant to this Article 11, then such Guarantor (a "Funding Guarantor") shall be entitled to a contribution from all other Guarantors in a PRO RATA amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Issuer's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantees.


SECTION 11.03.  "TRUSTEE" TO INCLUDE PAYING AGENT.

          In case at any time any paying agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article 11 in place of the Trustee.


SECTION 11.04.  RELEASE OF A GUARANTOR.

          Upon the sale or disposition of any Guarantor by the Issuer in compliance with the terms of this Indenture (including by way of merger or consolidation), such Guarantor shall be deemed released from all obligations under this Article 11 without any further action required on the part of the Trustee or any Holder. All other Guarantors shall remain jointly and severally liable for the full amount of principal of and interest on the Notes as provided in this Article 11. At the request of the Issuer, however, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

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SECTION 11.05.  EXECUTION OF GUARANTEES.

          To evidence their guarantee to the Holders specified in Section 11.01 hereof, the Guarantors hereby agree to execute the Guarantee substantially in the form above recited to be endorsed on each Note authenticated and delivered by the Trustee. Each such Guarantee shall be signed on behalf of each of the Guarantors by its Chairman of the Board, President or a Vice President prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of the Guarantors. Such signatures upon a Guarantee may be manual or facsimile signature of the present, past or any future such officers and may be imprinted or otherwise reproduced on the Guarantees, and in case any such officer who shall have signed any of the Guarantees shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of such Guarantor.


                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.02.  NOTICES.

          Any notice or communication by the Issuer or the Trustee to any other party hereto is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the party's address:

          If to the Issuer:

          Mortgage and Realty Trust
          8380 Old York Road, Suite 300
          Elkins Park, Pennsylvania  19117
          Telecopier No.: (215) 881-6483
          Attention:  Treasurer

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          If to the Trustee:

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, DE  19890
          Telecopier No:  (302) 651-8882
          Attention:  Corporate Trust Department

          The Issuer or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Issuer mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.


SECTION 12.03.  COMMUNICATION BY HOLDERS OF NOTES WITH
                OTHER HOLDERS OF NOTES.

          Holders of the Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture, the Notes and the Collateral Documents. The Trustee shall act in accordance with TIA Section 312(b) with respect to such communications. The Issuer, the Trustee, the Collateral Agent, the Registrar and anyone else shall have the protection of TIA Section 312(c).

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

SECTION 12.04.  CERTIFICATE AND OPINION AS TO
                CONDITIONS PRECEDENT

          Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants provided for in this Indenture relating to the proposed action have been satisfied.


SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE
                OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

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

SECTION 12.06.  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.


SECTION 12.07.  NO PERSONAL LIABILITY OF TRUSTEES,
                OFFICERS, EMPLOYEES AND EQUITYHOLDERS.

          No trustee, officer, employee or equityholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.


SECTION 12.08.  GOVERNING LAW.

          The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes.


SECTION 12.09.  NO ADVERSE INTERPRETATION OF OTHER
                AGREEMENTS.

          This Indenture and the Notes may not be used to interpret another indenture, loan or debt agreement of the Issuer or the Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof. Unless expressly otherwise indicated herein, an action or transaction permitted by one provision hereof must nonetheless comply with all other applicable provisions hereof; and any action or transaction not permitted by any provision of this Indenture will not be permitted regardless of whether any other provisions hereof might permit such action or transaction.


SECTION 12.10.  SUCCESSORS.

          All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11.  SEVERABILITY.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 12.12.  COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


SECTION 12.13.  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


SECTION 12.14.  AMENDMENT AND RESTATEMENT.

          This Indenture amends and restates in its entirety the Indenture, dated as of July 15, 1992, as amended, between the Issuer and Wilmington Trust Company, as trustee, relating to the Issuer's Senior Secured Uncertificated Notes due 1995.


SECTION 12.15.  SATISFACTION AND DISCHARGE.

          Upon the indefeasible payment in full of all Obligations of the Issuer hereunder and under the Notes, the Issuer and the Guarantors shall be released from all their respective obligations hereunder and under the Notes and this Indenture shall cease to be of further effect.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of September 29, 1995         MORTGAGE AND REALTY TRUST



                                       By: /s/ Daniel F. Hennessey
                                          --------------------------------
                                          Name: Daniel F. Hennessey
                                          Title: C.F.O.

Attest:


/s/ Hugh T. Regan
-----------------------------
Name: Hugh T. Regan
Title: Vice President



Dated as of September 29, 1995         WILMINGTON TRUST COMPANY,
                                         as Trustee



                                       By: /s/ Mary St. Amand
                                          --------------------------------
                                          Name: Mary St. Amand
                                          Title: Assistant Vice President

Attest:


/s/
-----------------------------
Name:
Title:

          Accepted and agreed to, solely with respect to the Guarantees and all express obligations of the Guarantors set forth elsewhere herein.

                                       MRT WEST, INC.
                                       MRT CREEKSIDE, INC.
                                       MRT NEWARK, INC.
                                       MRT SANTA MONICA, INC.


Dated as of September 29, 1995         By: /s/ Daniel F. Hennessey
                                          --------------------------------
                                          Title:  Vice President of each
                                                  the foregoing Guarantors
Attest:


/s/ Hugh T. Regan, Jr.
-----------------------------
Name: Hugh T. Regan, Jr.
Title: Vice President


                                       150 RITTENHOUSE CIRCLE, INC.



Dated as of September 29, 1995         By: /s/ Daniel F. Hennessey
                                          --------------------------------
                                          Title: Treasurer
                                          --------------------------------
Attest:


/s/ Hugh T. Regan, Jr.
-----------------------------
Name: Hugh T. Regan, Jr.
Title: Vice President

                                                                       EXHIBIT A

                                 [Face of Note]

                      11-1/8% Senior Secured Note due 2002


No.___                                                            $____________


Mortgage and Realty Trust promises to pay to ________________________ or its registered assigns the outstanding principal balance on __________ __, 2002.
The Interest Payment Dates shall be June 30 and December 31, commencing _________ __, 1995. The Record Dates shall be June 1 and December 1 (whether or not a Business Day).


Dated:__________________               Mortgage and Realty Trust

(SEAL)


                                       By:_____________________________________
                                          Title:


                                       This is one of the Notes
                                       referred to in the within
                                       mentioned Indenture:

                                       Wilmington Trust Company,
                                         as Trustee



                                       By:_____________________________________
                                          Authorized Signatory

                                 [Back of Note]

                      11-1/8% Senior Secured Note due 2002


          Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

          1. INTEREST. Mortgage and Realty Trust, a real estate investment trust organized under the laws of Maryland (the "Issuer"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest will accrue at 11-1/8% per annum and will be payable semiannually in arrears on each June 30 and December 31, commencing _________ __, 1995 or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date") to Holders of record of the Notes at the close of business on the immediately preceding June 1 and December 1, whether or not a Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ________ __, 1995. The Issuer shall pay interest on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

          2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Notes will be payable both as to principal and interest at the office or agency of the Issuer maintained for such purpose within the City of Philadelphia, Pennsylvania or, at the option of a Holder, payment of interest may be made by check mailed to such Holder at its address set forth in the register of Holders or by wire to an account designated by such Holder. Unless otherwise designated by the Issuer, the Issuer's office or agency in Philadelphia will be the office or agency of the Trustee maintained for such a purpose.

          3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Issuer may act in any such capacity.

          4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of ________ __, 1995 (the "Indenture"), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the Issue Date. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are secured obligations of the Issuer limited to $110,000,000 in aggregate principal amount.

          5. OPTIONAL REDEMPTION. The Issuer shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at par plus accrued and unpaid interest thereon to the applicable redemption date.

          6.  MANDATORY REDEMPTION.  Except as set forth under Sections 3.09 and
4.19 of the Indenture, the Issuer will not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

          7.  REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control unless waived by the Required Holders, the Issuer shall be required to offer to purchase on the Change of Control Payment Date all outstanding Notes at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the Change of Control Payment Date. Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuer prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (b) If at any time the aggregate amount of Asset Sale Proceeds or net cash proceeds of Indebtedness incurred pursuant to Section 4.14(i) of the Indenture that have not been applied in accordance with Section 3.09 of the Indenture (exclusive of any Asset Sale Proceeds or net cash proceeds which remain after the completion of any prior Asset Sale Offer) exceeds $10 million, the Issuer shall be required to purchase the maximum principal amount of Notes that, together with accrued and unpaid interest thereon, may be purchased with 80% of any Asset Sale Proceeds or 100% of the net cash proceeds of such Indebtedness, at 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer.
To the extent that the aggregate principal amount of Notes tendered together with accrued and unpaid interest thereon pursuant to any Asset Sale Offer is less than the Asset Sale Proceeds or net cash proceeds of Indebtedness available therefor, the Issuer may use such deficiency in accordance with the terms of the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof together with accrued and unpaid interest thereon exceeds the amount of Asset

Sale Proceeds or net cash proceeds of Indebtedness, the Notes to be redeemed shall be selected on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer (or the applicable Subsidiary) prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below. Any Holder may at any time elect to deliver to the Trustee written instructions (each a "Standing Instruction") stating that such Holder desires to participate in any Asset Sale Offer by tendering the maximum permitted number of such Holder's Notes for repurchase in such Asset Sale Offer. Upon receipt of such Standing Instruction, the Trustee shall deem the maximum permitted number of such Holder's Notes tendered upon the commencement of any Asset Sale Offer. The issuing Holder may withdraw such Standing Instruction at any time prior to the expiration of an Offer Period by so notifying the Trustee in writing. Each Holder electing not to deliver a Standing Instruction shall respond to the notice of an Asset Sale Offer, as set forth in Section 3.09 of the Indenture, prior to the termination of the Offer Period.

          8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder of Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

          10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this
Note is overdue, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary. The Holder shall be treated as its owner for all purposes.

          11. AMENDMENTS, SUPPLEMENT AND WAIVERS. Subject to certain exceptions, the Indenture, the Notes and the Collateral Documents may be amended or supplemented with the consent of the Required Holders, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Required Holders. Without the consent of any Holder of a Note, the Indenture, the Notes and the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to Holders of the Notes in case of a merger or consolidation, to amend the Collateral Documents in case of a merger or consolidation pursuant to the terms thereof, to execute and deliver any documents necessary or appropriate to release Liens on any Collateral as permitted by Section 10.03 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          12. DEFAULTS AND REMEDIES. Events of Default include, without limitation: the Issuer shall fail to make any payment in respect of principal of the Notes or under Section 3.09 or 4.19 of the Indenture when the same becomes due and payable and such failure continues for a period of 5 Business Days after the due date of such payment or the Issuer shall fail to make any payment when due of interest on the Notes and such failure continues for a period of 10 days after the due date of such payment; or any representation or warranty made or deemed made by the Issuer or any Subsidiary (or any of their officers) under the Disclosure Statement or the Collateral Documents shall prove to have been untrue or incorrect in any material respect when made or deemed made; or the Issuer (or the Issuer or any Subsidiary in the case of the Collateral Documents) shall fail to perform or observe (i) any term, covenant or agreement contained in Article 4 (other than Section 4.07) or Article 5 of the Indenture or (ii) any other term, covenant or agreement contained in the Indenture, the Plan or the Collateral Documents, if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of the date on which (A) an Officer of the Issuer becomes aware of such failure or (B) written notice thereof shall have been given to the Issuer by the Trustee or the Holders; or the Issuer or any Subsidiary shall fail, after any applicable grace period, to pay any principal of or premium, if any, or interest on any of its Indebtedness in an amount exceeding $1,000,000 (excluding the Notes), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or the Issuer or any Material Subsidiary of the Issuer shall generally not pay its debts as such debts become due except such debts that are the subject of a good faith dispute, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Issuer or such Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Issuer or such Material Subsidiary (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur, or the Issuer or such Material Subsidiary shall take any action to authorize any of the foregoing actions; or any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Issuer or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or except for releases of Collateral pursuant to Asset Sales in accordance with Section 4.11 of the Indenture, the Indenture or the Collateral Documents shall, for any reason, cease to create a valid Lien on Collateral having a value of $1,000,000 or more purported to be covered thereby, or such Lien shall cease to have the priority Lien status initially granted and be a perfected Lien as to Collateral having a value of $1,000,000 or more. If any Event of Default occurs and is continuing, the Trustee or the Required Holders may declare all the Notes to be due and payable immediately. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, the Required Holders may direct the Trustee in its exercise of any trust or power. The Required Holders, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

          13. TRUSTEE DEALINGS WITH ISSUER. The Trustee under the Indenture, in its individual or other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

          14. NO PERSONAL LIABILITIES OF TRUSTEES, OFFICERS, EMPLOYEES AND EQUITYHOLDERS. No trustee, officer, employee or equityholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture or the Collateral Documents or for any obligations of the

Guarantors under the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

          17. CUSIP NUMBER. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          18. COLLATERAL DOCUMENTS. As provided in the Indenture and the Collateral Documents, and subject to certain limitations set forth therein, the Obligations of the Issuer under the Indenture and the Collateral Documents are secured by the Collateral as provided in the Collateral Documents. Each Holder, by accepting a Note, agrees to be bound by all terms and provisions of the Collateral Documents, as the same may be amended from time to time. The Liens created under the Collateral Documents shall be released upon the terms and subject to the conditions set forth in the Indenture and the Collateral Documents.

          19. SUCCESSOR ENTITY. When a successor Person assumes all the obligations of its predecessor under the Indenture, the Notes and the Collateral Documents, the predecessor Person shall be released from such Obligations.

          The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture or the Collateral Documents. Request may be made to:

              Mortgage and Realty Trust
              8380 Old York Road, Suite 300
              Elkins Park, Pennsylvania  19117
              Attention:  Treasurer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
              (print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.


Date: _________________________________


                                       Your Signature: ________________________
                                                       (Sign exactly as your
                                                       name appears on the face
                                                       of this Note)

Signature Guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 3.09 or Section 4.19 of the Indenture, check the appropriate box below:

                 / /  Section 3.09              / /  Section 4.19

          If you want to have only part of this Note purchased by the Issuer pursuant to Section 3.09 or Section 4.19 of the Indenture, state the amount you elect to have purchased:

$ ________________



Date: _________________________________


Signature Guarantee:                   Your Signature: ________________________
                                                       (Sign exactly as your
                                                       name appears on the face
                                                       of this Note)

                                    GUARANTEE

          For value received, MRT West, Inc., MRT Creekside, Inc., MRT Newark, Inc., MRT Santa Monica, Inc. and 150 Rittenhouse Circle, Inc. (herein called the "Guarantors"), hereby jointly and severally unconditionally guarantee to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of and interest on said Note, when and as the same shall become due and payable, whether by declaration thereof or otherwise, according to the terms thereof and of the Indenture referred to therein. The Guarantors hereby agree that their obligations hereunder shall be joint, absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of said Note or said Indenture, any failure to enforce the provisions of said Note or said Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereof, by the Holder of said Note or said Trustee or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to said Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of and interest on said Note.

          The Guarantors shall be subrogated to all rights of the Holder of said Note against the Issuer in respect of any amounts paid to such holder by the Guarantors pursuant to the provisions of this Guarantee; PROVIDED, HOWEVER, that the Guarantors shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and premium, if any, and interest on all Notes issued under said Indenture shall have been paid in full.

          This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on said Note shall have been signed manually by or on behalf of the Trustee under the Indenture referred to in said Note.

          This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be duly executed in facsimile by its duly authorized officer.


                                       MRT WEST, INC.
                                       MRT CREEKSIDE, INC.
                                       MRT NEWARK, INC.
                                       MRT SANTA MONICA, INC.


                                       By:  /s/ Daniel F. Hennessey
                                           -----------------------------------
                                           Title:  Vice President of each
                                                   of the foregoing Guarantors



                                       150 RITTENHOUSE CIRCLE, INC.


                                       By:  /s/ Daniel F. Hennessey
                                           -----------------------------------
                                           Title: Treasurer
                                                  ----------------------------

                                  EXHIBIT B
                        FORM OF ASSIGNMENT OF LEASE

                          (intentionally omitted)

                                  EXHIBIT C
                     FORM OF COLLATERAL ASSIGNMENT OF LEASE

                          (intentionally omitted)

                                  EXHIBIT C-1
                     FORM OF COLLATERAL ASSIGNMENT OF MORTGAGE

                          (begins on following page)

State: __________________
MRT No. _________________

PREPARED BY
AND WHEN RECORDED MAIL TO:

MRT COLLATERAL AGENT
c/o WILLIAM J. WADE, ESQ.
RICHARDS, LAYTON & FINGER
ONE RODNEY SQUARE
P.O. BOX 551
WILMINGTON, DELAWARE  19899


                           ASSIGNMENT OF DEED OF TRUST
                          AND OTHER RECORDED DOCUMENTS


          IN CONSIDERATION of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the undersigned, MORTGAGE AND REALTY TRUST ("ASSIGNOR"), a Maryland real estate investment trust, having an office at _________________________________ _______________, does hereby grant, bargain, sell, assign, transfer and convey unto WILMINGTON TRUST COMPANY, a Delaware banking corporation, and WILLIAM J. WADE (hereinafter collectively referred to as "Assignee"), acting not in their individual capacities but solely as Collateral Agents for the Lenders under and pursuant to the Amended and Restated Collateral and Security Agreement (the "COLLATERAL AGREEMENT"), made as of September 29, 1995, among Assignor, Assignee and Lenders, those certain mortgages, deeds of trust, assignment of leases and rents, and other recorded documents more particularly described on SCHEDULE I annexed hereto and made a part hereof, (collectively, the "RECORDED DOCUMENTS") encumbering the property (the "REAL ESTATE") more particularly described on EXHIBIT A annexed hereto and made a part hereof, and all of Assignor's right, title and interest in, to and under the Recorded Documents.

          TOGETHER WITH the note or obligation described in the Recorded Documents and the monies due and to become due thereon, with all accrued interest thereon.

          If not otherwise defined herein, capitalized terms referred to herein shall have the meanings assigned to those terms in or by reference in the Collateral Agreement and the Plan (as hereinafter defined).

          This Assignment of Deed of Trust and Other Recorded Documents is made
(a) pursuant and subject to the terms of the Collateral Agreement and the Plan of Reorganization Proposed by Mortgage and Realty Trust (dated July 12, 1995) and confirmed by the Court on September 22, 1995 pursuant to the Order (1)

Approving Disclosure Statement and Prepetition Solicitation; and (2) confirming the Plan of Reorganization Proposed by Mortgage and Realty Trust (as confirmed, the "Plan"), and (b) as additional security for the payment and performance of all of the Liabilities of the Assignor to the Lenders (including, without limitation, repayment of the Notes, as defined and described in the Indenture). Nothing contained herein shall be deemed to confer or create greater rights or impose greater obligations than those rights and obligations contemplated than those in the Collateral Agreement or the Plan.

          Upon receipt by any obligor or guarantor (an "OBLIGOR") under any note or obligation described in the Recorded Documents of notice from the Assignee, as agent, its successors or assigns, the Obligor shall and is hereby directed (which direction is irrevocable) to make all payments (the "PAYMENTS") under such note or obligation to the Assignee, as agent, its successors or assigns and the Obligor shall not be required to inquire into any such notice but may rely thereon. Payments to the Assignee, its successors or assigns once started shall continue until the Obligor is given different notice by the Assignee, its successors or assigns or by court order.

          The provisions of this Assignment shall be governed by the laws of the state in which the Real Estate is located.

          This instrument has been executed on behalf of the Assignor by the ________________ in his capacity as ____________________________ of Assignor.
As provided in section 7.2 of the declaration of trust of Assignor, no trustee, officer, agent or shareholder of Assignor shall be bound or held to any personal liability in connection with the obligations of Assignor arising out of the execution of this instrument. The execution of this instrument by the said individual shall not bind the said individual and he shall not be held to any personal liability in connection with the obligations under this instrument as a result of such execution.

          Assignee's mailing address and address from which information concerning its security interest may be obtained is:

                    MRT Collateral Agent
                    c/o William J. Wade, Esq.
                    Richards, Layton & Finger
                    One Rodney Square
                    P.O. Box 551
                    Wilmington, Delaware  19899

          IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed on the _____ day of _______________, _______.

                                             MORTGAGE AND REALTY TRUST, as
                                             Assignor

ATTEST:


_______________________                      By:  _________________________
Name:                                             Name:
Title:                                            Title:

                                    EXHIBIT D

                                FORM OF MORTGAGE

                           (begins on following page)

Recording Requested By
and When Recorded Return to:

MRT Collateral Agent
c/o William J. Wade, Esq.
Richards, Layton & Finger
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899



                MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT
                               AND FIXTURE FILING

                                      from

                           MORTGAGE AND REALTY TRUST,

                                    Mortgagor

                                       to

                            WILMINGTON TRUST COMPANY,
                         a Delaware banking corporation,
                     and WILLIAM J. WADE acting not in their
                       individual capacities but solely as
                               Collateral Agents,

                                    Mortgagee

                         dated as of ___________, 199___

                                    Premises:

State: _________________________

MRT: _________

                         MORTGAGE, ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING



          THIS MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING ("Mortgage") is made as of the _____ day of __________________, 199___, from MORTGAGE AND REALTY TRUST, a Maryland real estate investment trust ("MRT"), having an office at ____________________________________________________________
________________, herein called Mortgagor, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, and WILLIAM J. WADE, acting not in their individual capacities but solely as Collateral Agents for Lenders under and pursuant to that certain Amended and Restated Collateral and Security Agreement made as of September 29, 1995 (the "Collateral Agreement"), herein collectively referred to as Mortgagee, whose mailing address and address from which information concerning its security interest may be obtained is:

               MRT Collateral Agent
               c/o William J. Wade, Esq.
               Richards, Layton & Finger
               One Rodney Square
               P.O. Box 551
               Wilmington, Delaware 19899

          If not otherwise defined herein, capitalized terms referred to herein shall have the meanings assigned to those terms in or by reference in the Collateral Agreement and the Plan (as hereinafter defined).

                              W I T N E S S E T H :

          WHEREAS, Mortgagor has incurred or will incur obligations to Lenders on certain terms and conditions as hereinafter set forth;

          WHEREAS, Mortgagor owns the "Property" (as hereinafter defined) covered by this Mortgage;

          WHEREAS, Mortgagor owns and may hereafter acquire certain fixtures located on or about the "Land" (as hereinafter defined) covered by this Mortgage;

          WHEREAS, Mortgagor, for good and valuable consideration received, has agreed to absolutely assign the rents, issues and profits of the Property to Mortgagee; and

          WHEREAS, Mortgagor, for good and valuable consideration received, has agreed to execute and deliver this Mortgage to secure the obligations of Mortgagor as hereinafter set forth.

          NOW, THEREFORE:

          1. CONVEYANCE. For good and valuable consideration, the receipt of which is hereby acknowledged, Mortgagor hereby irrevocably grants, transfers and assigns to Mortgagee WITH MORTGAGE COVENANTS, and subject to the terms and conditions hereinafter set forth, all of Mortgagor's right, title and interest now held or hereafter acquired in and to the following (which, except where the context otherwise requires, are collectively referred to as the "Property"):

               (a) LAND. All that certain real property ("Land"), which is more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference;

               (b) RENTS AND OTHER INCOME. All rents, issues, profits, royalties, income, revenues, and other benefits derived from the Property or from the business located thereon or operated with respect thereto (collectively the "Rents"), subject to the right, power, and authority hereinafter given to Mortgagor to collect and apply Rents;

               (c) LEASES. All leases or subleases covering the Land or any portion thereof now or hereafter existing or entered into, and all right, title, and interest of Mortgagor thereunder, including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature;

               (d) OPTIONS. All options to purchase, lease or sublease or otherwise acquire (i) the Land or any portion thereof or interest therein, any greater estate in the Land now owned or hereafter acquired or (ii) any other property of any kind adjacent to or used or to be used in connection with any of the Property;

               (e) OTHER INTERESTS. All interests, estate or other claims, both in law and in equity, in the Land;

               (f) EASEMENTS: All easements, rights-of-way or other rights, and all tenements, hereditaments and appurtenances thereof and thereto, held or used in connection with (i) the Land as a means of access to the Land, or (ii) any of the Property for any purpose;

               (g) MINERAL RIGHTS. All minerals, oil, gas and water on or under the Land and all rights to extract, sever or remove any and all of the same from the land;

               (h) IMPROVEMENTS, BUSINESS RIGHTS AND FIXTURES. All buildings, structures, improvements, equipment, fixtures, chattels, electronic machines, machinery, apparatus, equipment, general intangibles, fittings and articles of personal property of every kind and nature whatsoever, all appurtenances and addi-tions thereto and substitutions or replacements thereof (herein collectively referred to as the "Fixtures"), and other articles of property now or hereafter installed in, located on, attached to, or used or adapted or intended for use in the operation of the Land, including, without limiting the generality of the foregoing, all heating and incinerating apparatus and equipment whatsoever, all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, ranges, cooking apparatus and mechanical kitchen equipment, stoves, refrigerators, freezers, air-cooling and air conditioning apparatus, ventilating, sprinkling and vacuum cleaning systems, communication systems, fire extinguishing apparatus, loading and unloading equipment systems, laundry and cleaning systems, gas and electric fixtures, lighting, switchboards, carpeting, underpadding, rugs, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, curtains, draperies, screens, storm sashes, awnings, motor vehicles of every kind and description, furniture, furnishings of public spaces, halls and lobbies, shrubbery and plants, books and records relating to or employed in any business now or hereafter operated on the Land, including all interest of Mortgagor in any of such items now or hereafter at any time acquired under lease, conditional sale contract, chattel mortgage, or other title retaining or security instrument; all of which property mentioned in this paragraph, whether or not subject to any other security interest, shall be deemed part of the Land and not severable wholly or in part without material injury to the Land; and all rights in and to any business located or operated on or in connection with the Land or any of the Property;

               (i) OTHER FURNISHINGS AND EQUIPMENT. All other furniture, furnishings, fixtures, appliances, machinery or equipment attached to, located on or about, arising out of, related to, or used or adapted for use or intended to be used in connection with the Property, including without limitation, all model unit and sales and business furniture, furnishings, decorations, appliances, equipment and material.

               (j) ADDITIONS AND SUBSTITUTIONS. All additions, accessions, replacements, substitutions, and renewals of or to any of the foregoing real or personal property;

               (k) OTHER CONTRACT RIGHTS. All permits, applications, licenses and contracts to improve, use, develop, subdivide, sell, study, survey or appraise any of the Land and all contracts, plans and specifications including all amendments, modifications, supplements, general conditions and addenda thereof or thereto, prepared by or under the supervision of any architect, engineer, surveyor or appraiser for the account of Mortgagor in connection with the use or development of, or construction of improvements on or to, any of the Land;

               (l) PERMITS AND APPROVALS. All use permits, rights under tentative, preliminary or final maps, subdivision applications and all other zoning, regulatory and use approvals and permits including extension, renewal and modification rights, relating to the use, development or sale of any of the Property;

               (m) PROFESSIONAL CONTRACT RIGHTS. All contracts with property managers, real estate advisors and consultants, real estate brokers and other like agents and professionals, which relate to any of the Property or any improvements contracted or to be constructed thereon, and all maps, reports, surveys and studies of or relating to any of the Property or any improvements constructed or to be constructed thereon, now or hereafter in the possession of Mortgagor, or in the possession of any such agent or professional;

               (n) PROCEEDS. All proceeds including insurance and condemnation proceeds and products of any and all of the foregoing and any and all right, title or interest that Mortgagor may hereafter acquire in and to any of the foregoing;

               (o) BOOKS AND RECORDS. All books and records pertaining to any of the Property including, without limitation, all computer hardware and software and all equipment and tangible personal property in which such books and records are kept.

          Notwithstanding that this Mortgage is granted with Mortgage Covenants, Mortgagor and Mortgagee hereby expressly agree that Mortgagor does not covenant or represent as follows:

               (1)  that the granted premises are free from all encumbrances;
and

               (2) that the Mortgagor will together with heirs, executors, administrators and successors warrant and defend the same to the Mortgagee and its heirs, successors and assigns forever against the lawful claims and demands of all persons.

          2. ASSIGNMENT OF RENTS. Mortgagor absolutely and unconditionally assigns to Mortgagee the Rents upon the terms and conditions hereinafter set forth. This assignment is absolute, primary and direct and is not intended to be a separate or secondary pledge, or other form of additional security, and no further act or step is or shall be required of Mortgagee to perfect this assignment. This assignment shall not impose upon Mortgagee any duty to cause the Property to produce any Rents nor shall Mortgagee be deemed to be a mortgagee-in-possession by reason thereof for any purpose.

          3. OBLIGATIONS SECURED BY THIS MORTGAGE. This Mortgage secures the following obligations (collectively, the "Secured Obligations"):

               (a) MORTGAGE. The performance of each and every agreement, obligation, or covenant of Mortgagor herein contained or incorporated by reference;

               (b)  SECURED OBLIGATIONS.  Prompt payment and performance of
(i) all now existing and hereafter arising "Liabilities" of Mortgagor as defined in and secured by the Collateral Agreement (including, without limitation, repayment of the Notes, as defined and described in the Indenture), (ii) any and all other obligations, liabilities or indebtedness of Mortgagor to Mortgagee, however incurred, whether absolute or contingent and whether now existing or hereafter arising contained in any agreement reciting that it is so secured, and
(iii) any extensions, modifications, renewals or substitutions of any of the foregoing, including, without limitation, any new or additional promissory notes or loan documents executed in connection therewith;

               (c) OTHER DOCUMENTS. Performance of each and every agreement, obligation, or covenant of Mortgagor contained in any of the Documents, including, without limitation the Plan of Reorganization Proposed by Mortgage and Realty Trust (dated July 12, 1995) and confirmed by the Court on September 22, 1995 pursuant to the Order (1) Approving Disclosure Statement and Prepetition Solicitation; and (2) Confirming the Plan of Reorganization Proposed by Mortgage and Realty Trust (as confirmed, the "Plan").

               (d) ADDITIONAL SUMS. Payment of such further sums or advances as Mortgagor or the then record owner of the Property may hereafter become obligated to pay to Lenders or Mortgagee or their successors and assigns, when evidenced by a Promissory Note or other instrument or agreement reciting that it is so secured hereby.

TO PROTECT THE SECURITY OF THIS MORTGAGE AND TO EFFECT THE FOREGOING ASSIGNMENT OF RENTS, THE PARTIES AGREE AS FOLLOWS:

          4. COVENANTS AND REPRESENTATIONS OF MORTGAGOR. Mortgagor shall perform and observe all covenants and representations applicable to the Property or any of it contained in the Plan and the Collateral Agreement.

          5. PAYMENT AND PERFORMANCE OF CREDITOR OBLIGATIONS. Mortgagor shall pay the creditor obligations (as defined in the Plan) at the times and places and in the manner specified in the Plan. Mortgagor shall perform all the Liabilities in accordance with the provisions of the Plan. Mortgagor shall perform all obligations contained in the Documents.

          6.   PAYMENT OF IMPOSITIONS.

               (a) Subject to the provisions of subparagraph (c), below, Mortgagor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property taxes and assessments, income, franchise, withholding, profits and gross receipts taxes), all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and other public charges whether of a like or different nature, foreseen or unforeseen, ordinary or extraordinary, public or private, imposed upon or assessed against Mortgagor or any of the Property (including without limitation, any of the Property which is affixed to the Land, or used in connection therewith and owned by the Mortgagor) and other space beyond the lot line and on or abutting the public sidewalks in front of or adjoining the Land (to the extent that the Mortgagor is liable therefor), or arising in respect of the occupancy, use or possession thereof, together with any penalties, late charges or interest on any of the foregoing (all of the foregoing are hereinafter collectively referred to as the "Impositions").

               (b) subject to the provisions of subparagraph (c) below, nothing herein shall affect the right or remedy of Mortgagee under this Mortgage or otherwise to pay any Imposition as and when provided by the terms of the Collateral Agreement or the Plan. Any sums paid by or on behalf of Mortgagee in discharge of any Impositions shall (i) constitute a lien and charge upon all the Property and (ii) be payable by Mortgagor pursuant to the terms of the Collateral Agreement. Nothing contained in this Mortgage shall be deemed to waive or impair any right of Mortgagee to be subrogated to the rights of the payee of any Imposition.

               (c) The Plan and Collateral Agreement shall govern Mortgagor's obligation to pay Impositions, including the right of Mortgagor to contest same, or the liability of Mortgagor to Mortgagee for any payment pursuant to subparagraph (b), above.

          7. INSURANCE. As and to the extent required by the Plan or the Collateral Agreement, Mortgagor shall maintain insurance for the Property and name Mortgagee as an additional loss payee. Proceeds of insurance shall be governed by the terms of the Plan and Collateral Agreement.

          8. NO ENCUMBRANCES. Mortgagor shall not create, consent to or suffer the creation of any lien, claim, charge, encumbrance, security interest or levy on or in any of the Property other than as permitted under the Plan and Collateral Agreement.

          9.   LEASES.

               (a) Leases, licenses, contracts for hire or rental agreements pertaining to the use or occupancy of any of the Property entered into at any time by Mortgagor or any predecessor to Mortgagor, as landlord or lessor, and any other party, as tenant or lessee, shall hereinafter be referred to as "Tenant Leases." Mortgagor represents that the Tenant Leases more fully described on Exhibit B hereto constitute all the Tenant Leases in existence as of the date hereof.

               (b) Mortgagor shall receive Rents, in trust for the benefit of Mortgagee, for the purpose of paying the Secured Obligations and any other costs associated with the performance of the Liabilities then due, if any; provided, however, that nothing contained in this subparagraph shall impair any right of Mortgagor to retain or use Rents under the terms of the Plan.

               (c) Mortgagor shall (i) give written notice to Mortgagee (as part of Mortgagor's normal reporting under the terms of the Plan) of the entering into of any new Tenant Lease, including a copy thereof and (ii) upon the written request of Mortgagee, and, only where required by the law applicable to such Tenant Lease in order to perfect Mortgagee's lien upon or rights to such Tenant Lease, execute, acknowledge and deliver, in form satisfactory to Mortgagee, one or more separate assignments of the lessor's interest under any Tenant Lease. Mortgagor shall pay to Mortgagee the expenses incurred by Mortgagee in connection with the preparation and recording of any such instrument.

          10. EMINENT DOMAIN; CONDEMNATION. Mortgagor shall give prompt written notice to Mortgagee of any condemnation or eminent domain proceeding affecting the Property. Proceeds of any condemnation or eminent domain proceeding affecting the Property shall be governed by the terms of the Plan and Collateral Agreement.

          11. FURTHER ASSURANCES/ESTOPPEL CERTIFICATES. As and to the extent required by the Collateral Agreement, Mortgagor shall do, execute, acknowledge and deliver, at the sole cost and expense of Mortgagor, all and every such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, estoppel certificates, notices of assignment, transfers and assurances as Mortgagee may reasonably require from time to time in order to better assure, convey, assign, transfer, record, perfect or confirm unto Mortgagee, the rights intended to be granted to the Mortgagee, as the case may be, under this Mortgage, or any of the Documents. Mortgagor hereby appoints Mortgagee its attorney-in-fact with the power to execute, acknowledge or deliver any document, agreement or instrument to which Mortgagee is entitled pursuant to this section. The power granted to Mortgagee in this section shall be coupled with an interest and shall be irrevo-cable until such time as Mortgagee voluntarily releases its rights hereunder.

          12. MORTGAGOR'S EXISTENCE. Mortgagor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the State in which the Property is located and its right to own property and transact business in such State.

          13. CHANGE OF NAME. Mortgagor shall not change its name or address of its chief executive office without giving thirty (30) days prior notice to Mortgagee.

          14. RIGHT OF INSPECTION. Mortgagee, or its agent or employees, may enter upon the Property at any reasonable time for the purpose of inspecting same and ascertaining the compliance of Mortgagor with the terms hereof.

          15.  INTENTIONALLY OMITTED.

          16.  INTENTIONALLY OMITTED.

          17. COLLECTION OF RENTS, ISSUES AND PROFITS. Mortgagee confers upon Mortgagor the authority to collect and retain the Rents as they become due and payable; PROVIDED, HOWEVER, that Mortgagee may at any time after the occurrence of a Default (as hereinafter defined) and without regard to the value of the security, in Mortgagee's sole discretion and without notice to Mortgagor, revoke said authority and may collect and retain any or all of the Rents, without taking possession of all or any part of the Property. The right to collect Rents as herein provided shall not be deemed to grant to Mortgagee the right to possession of the Property, except as expressly herein provided, or to impose upon Mortgagee the duty to produce any Rents or maintain the Property in whole or in part. Any Rents collected by Mortgagee may be applied by Mortgagee, in its sole discretion, against any of the Secured Obligations whether now existing or hereafter arising. Collection of any Rents by Mortgagee shall not waive any other right or remedy of Mortgagee hereunder or any notice of default given hereunder or invalidate any acts done pursuant to notice.

          18. DEFAULTS. The occurrence of any Event of Default under (and as defined and particularly described in) the Plan and Collateral Agreement shall constitute a default (a "Default") by Mortgagor hereunder.

          19. RIGHTS AND REMEDIES. Following the occurrence of a Default and upon the instruction of Lenders pursuant to the Plan, Mortgagee, in its sole discretion, shall have any and all of the following rights and remedies without regard to the adequacy of any security for the obligations and indebtedness hereby secured:

               (a) ACCELERATION OF MATURITY. In accordance with the Plan, to declare the Liabilities immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Mortgagor. Any Acceleration may be rescinded and annulled by Lenders pursuant to Lenders Action. No such rescission and annulment shall affect any subsequent Default or Acceleration or impair any right of any Lender with respect to any subsequent Default or Acceleration;

               (b) PERFORMANCE OF MORTGAGEE. With or without notice and without releasing Mortgagor from any obligation hereunder, to cure any default under any agreement affecting the security hereof and in connection therewith to enter upon the Property and do such acts and things as Mortgagee deems necessary or desirable to protect the security hereof including (i) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder, (ii) pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien as and to the extent authorized by the terms of the Plan and Collateral Agreement, (iii) pay any premium or charge with respect to insurance required to be carried hereunder or in the Plan or Collateral Agreement, or (iv) employ counsel, accountants, contractors and other appropriate persons to assist either of them;

               (c) PROCEEDINGS. To commence and maintain an action or actions, or other case or proceeding, in any court of competent jurisdiction, to foreclose this instrument as a mortgage, for appointment of a receiver, or for specific enforcement of the covenants of Mortgagor hereunder, and Mortgagor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy;

               (d) POSSESSION OF PROPERTY; APPOINTMENT OF RECEIVER. Irrespective of whether Mortgagee exercises the option provided in subparagraph
(a) above, to enter upon, take possession of, manage and operate the Property or any part thereof in person or by agent or by court-appointed receiver; to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Mortgagee deems proper, make repairs, alterations and improvements to the Property or develop the Property, for the purpose of protecting or enhancing the security hereof, and Mortgagor agrees to pay all expenses of action so taken only as and to the extent required by the Collateral Agreement and the Plan and the payment thereof shall be secured hereby. All sums realized by Mortgagee hereunder, less all costs and expenses, including reasonable attorneys' fees, and less such sum as Mortgagee deems necessary and appropriate as a reserve to meet such future expenses, shall be applied upon any indebtedness secured hereby in such order as Mortgagee, in its sole discretion, shall determine. Neither application of said sums to said indebtedness nor any other action taken by Mortgagee hereunder shall waive any other right or remedy of Mortgagee hereunder or any notice of default hereunder or nullify the effect of any such notice of default. Any action taken under this subparagraph may be taken by Mortgagee or any employee or agent of Mortgagee with or without bringing any action or proceeding, or may be taken by a receiver appointed by a court, and any such action may be taken without regard to the adequacy of the security for the indebtedness secured hereunder and whether or not notice of default has been recorded, and Mortgagor consents to the appointment of a receiver hereunder;

               (e) SALE OF PROPERTY. Without prior notice to Mortgagor, to execute a written notice of such default and of Mortgagee's election to cause the Property to be sold to satisfy all or any of the Secured Obligations. Such notice of sale shall be given and recorded as then required by law as a condition for conducting a sale by Mortgagee. When the minimum period of time required by law after such notice has elapsed, Mortgagee, without demand on Mortgagor, shall sell the Property at the time and place of sale fixed by it in the notice of sale, either as a whole or in separate parcels and in such order as it or Mortgagee may determine, at a public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Mortgagee may hold one or more sales of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale or sales of all or any portion of the Property by public announcement at such time fixed by the preceding postponement. Mortgagee shall deliver to the Purchaser at such sale or sales its deed or bill of sale conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed or bill of sale of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person including Mortgagor or Mortgagee may purchase at such sale. If Mortgagee is the successful purchaser, it may apply any of the outstanding obligations secured hereby in settlement of the purchase price. After deducting all costs, fees and expenses of Mortgagee and of this Mortgage, including costs of evidence of title and reasonable attorneys' fees in connection with such sale, Mortgagee shall, if permitted by applicable law, apply the proceeds of sale, if any, to payment of
(i) all sums expended by or on behalf of Mortgagee under the terms hereof not then repaid, with accrued interest thereon at the legal rate, (ii) the payment of the Secured Obligations pursuant to the instructions of Mortgagee, and (iii) the remainder, if any, to the person or persons legally entitled thereto.

          20. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT AND FINANCING STATEMENT. This Mortgage is a security agreement and financing statement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Mortgagor hereby grants Mortgagee a security interest in said terms. This

Mortgage is filed as a fixture filing and covers goods which are or are to become fixtures. The address of Mortgagee (secured party) from which information concerning the security interest may be obtained and the mailing address of Mortgagor (debtor) are set forth on the first page of this Mortgage. The types, or items, of collateral are described in Paragraph 1 of this Mortgage. Mortgagor agrees that Mortgagee may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Property. In addition, Mortgagor agrees to execute and deliver to Mortgagee, upon Mortgagee's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this instrument in such form as Mortgagee may require to perfect a security interest with respect to said items. Mortgagor shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may reasonably require. Without the prior written consent of Mortgagee, Mortgagor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto except as otherwise expressly permitted in the Collateral Agreement or Plan. Upon a Default, Mortgagee shall have the remedies of a secured party under the Uniform Commercial Code and, at Mortgagee's option, may also invoke the other remedies provided in this Mortgage and the Collateral Agreement as to such items. In exercising any of said remedies, Mortgagee may proceed against the items of real property and any items of personal property specified above as part of the Property separately or together and in any order whatsoever, without in any way affecting the availability of Mortgagee's rights or remedies under the Uniform Commercial Code or of the other remedies provided in this Mortgage, in the Collateral Agreement, or by law.

TO MAKE MORTGAGEE'S RIGHT TO ENFORCE REMEDIES HEREUNDER MORE FLEXIBLE AND EFFECTIVE, THE PARTIES ADDITIONALLY AGREE:

          21. REMEDIES CUMULATIVE. All rights and remedies of Mortgagee hereunder are cumulative and in addition to all rights and remedies provided by law and by the Collateral Agreement.

          22. MARSHALLING. Mortgagor hereby waives any marshalling equity or other right to inhibit, delay or restrict any sale or other disposition of the Property or any part thereof by Mortgagee or to direct the order of such sale or sales or other disposition.

          23. NOTICE OF SALE. Any power granted to Mortgagee in this Mortgage may be exercised, pursuant to a single notice of trustee's sale, separately with respect to each and every item or parcel of Property or with respect to groups and assemblages of Property, in Mortgagee's sole discretion, and may be exercised on separate days or at separate times or in separate places; the exercises of such power of sale shall not be an action for purposes of any law or statute pertaining to actions to enforce secured transactions.

          24. JURY TRIAL. Each of the parties hereto waives any right it may have to trial by jury.

BECAUSE COLLATERAL FOR THE SECURED OBLIGATIONS IS LOCATED IN DIFFERENT STATES, THE MORTGAGOR AGREES TO WAIVE CERTAIN ADDITIONAL RIGHTS RESPECTING THE ENFORCEMENT OF REMEDIES, AS FOLLOWS:

          25. REDEMPTION AND VALUATION. As and to the fullest extent permitted by law, Mortgagor waives any statutory right of redemption following any sale or other disposition of Property by Mortgagee and any right to have Property which is sold or otherwise disposed of by Mortgagee valued after such sale or disposition, so that the total deficiency then remaining may be bid in any order and in any party by Mortgagee at any other sale until the debt is satisfied in full or the final deficiency then remaining shall be reducible to judgment against Mortgagor by any court of competent jurisdiction; provided that the value of the Property sold or otherwise disposed of by Mortgagee shall, to the extent required by the law of the jurisdiction in which such Property is located, be taken into account before entering a deficiency judgment against Mortgagor.

          26. DEFENSES. Any defense available to Mortgagor with respect to or as a result of a sale or other disposition of any Property pursuant to this section within one state shall not be available to Mortgagor with respect to any Property located in any other state.

          27. SALE OF PROPERTY. Following the occurrence of a Default and upon the instruction of Lenders pursuant to the Plan, Mortgagee shall be entitled to sell or dispose of any Property or any part thereof pursuant to this Mortgage in any order and in any state or states, whether privately or by court proceeding for foreclosure, seizure, appointment of receiver or otherwise, without regard to any substantive or procedural defense, pleading bar, sanction or other remedy which would otherwise be available to Mortgagor affecting Mortgagee's sole discretion to sell or dispose of the Property or any part thereof in one action rather than in multiple actions, en masse rather than by parcel, or in satisfaction of all the indebtedness then secured by such Property rather than of any part of the indebtedness designated by the Mortgagee in its sole discretion, and for that purpose, and as and to the extent required to make the remaining waivers, representations and agreements set forth in this section and permitted by law, Mortgagor hereby disclaims any right and waives any defense under:

               (a) California Code of Civil Procedure Section 580d, concerning the bar against rendition of a deficiency judgment after foreclosure under a power of sale,

               (b) California Code of Civil Procedure Section 726, concerning the form of foreclosure proceedings with respect to real property security located in California,

               (c) California Civil Code Section 1479, concerning the application of general performance under several obligations to one creditor,

               (d) California Civil Code, Section 2924g, concerning the conduct of trustee's sales,

               (e) California Civil Code Section 3433, concerning the relative rights of different creditors interested in the same property, and

               (f) Any laws or equitable principles in any other states in the United States of America similar to the laws delineated in subparagraphs (a),
(b), (c), (d), and (e) above.


GENERAL PROVISIONS

          28.  NON-WAIVER.

               (a) By accepting payment of any amount after its due date or late performance of any obligation secured hereby, Mortgagee will not waive its right either to require prompt payment when due of any other amounts or prompt performance of any other obligations so secured or to declare a default for failure to pay or perform when due. No exercise of any right or remedy by Mortgagee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law.

               (b) No waiver by Mortgagee will be effective unless it is in writing and then only to the extent specifically stated. Without limiting the generality of the foregoing, any payment made by the Mortgagee for insurance premiums, Impositions or any other charges affecting the Property, shall not constitute a waiver of Mortgagor's default in making such payments and shall not obligate Mortgagee to make any further payments.

               (c) Mortgagor agrees that in the event that any or all of such Property is sold subject to this Mortgage and Mortgagee enters into any agreement with the then owner of such Property respecting, or extending the time for, payment of all or any part of the Secured Obligations, or otherwise modifying any of the terms hereof, Mortgagor shall continue to be liable for the Secured Obligations pursuant to the terms of the Plan and Collateral Agreement.

          29.  INTENTIONALLY OMITTED.

          30. SUCCESSORS AND ASSIGNS. The word "Mortgagee" hereunder means the Mortgagee named herein or any successor in interest thereto. This Mortgage is binding upon and inures to the benefit of any successor to or assignee of any party hereto.

          31. RULES OF CONSTRUCTION. Except as otherwise specifically provided in this Mortgage, the singular of any term shall include the plural; the use of any term shall be equally applicable to any gender; "or" shall not be exclusive; and "including" shall not be limiting. Specific enumeration of rights, powers and remedies of Mortgagee and of acts which it may do and of acts to be done and not to be done by Mortgagor is not to be deemed to exclude or limit the general. The captions, headings and arrangements used in this Mortgage are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

          32. LITIGATION RIGHTS. To the extent authorized in the Collateral Agreement, Mortgagee shall have the right (a) to appear in and defend any action or proceeding, in the name and on behalf of Mortgagor which Mortgagee, in its sole discretion, determines may adversely affect the Property or this Mortgage; and (b) to institute any action or proceeding which Mortgagee, in its discretion, feels should be brought to protect its interest in the Property or their respective rights hereunder. All costs and expenses incurred by Mortgagee in connection with such actions or proceedings, including, without limitation, reasonable attorneys' fees and costs shall be paid by Mortgagor, on demand.

          33. ATTORNEYS' FEES. Mortgagor shall be liable for any attorneys' fees or costs incurred by Mortgagee with regard to the collection, perfection or enforcement of any right or remedy provided for herein pursuant to the provisions of the Plan and Collateral Agreement.

          34. SEVERABILITY. If any term of this Mortgage or the application thereof to any person or circumstances shall to any extent be invalid, illegal or unenforceable, the remainder of this Mortgage shall not be affected thereby and each term of this Mortgage shall be valid and enforceable to the fullest extent permitted by law and to persons or circumstances other than those as to which it is invalid, illegal and unenforceable.

          35. MERGER. The lien of this Mortgage shall not merge with the lien of any other mortgage or Mortgage created by Mortgagor or the then record owner of the Property for the benefit of Mortgagee or otherwise held or acquired by Mortgagee and encumbering all or any portion of the Property.

          36. APPLICABLE LAW AND JURISDICTION. This Mortgage and the rights and remedies of the parties hereto in respect of the Property shall be governed by, and construed and interpreted in accordance with, the internal laws (as opposed to conflicts of law provisions) of the Commonwealth of Pennsylvania. The parties hereto hereby submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania. However, to the extent the Commonwealth of _____________ law requires its law to be applicable for purposes of enforcement of Lenders' remedies with respect to the Property, then for such limited purpose the law of the Commonwealth of _____________ shall apply; PROVIDED, HOWEVER, that where the Commonwealth of _____________ permits or otherwise does not prohibit the parties to waive the applicability of _____________ law, the parties hereby waive applicability or _____________ law.

          37. NOTICES. Whenever it is provided herein that notice, demand, request, consent, approval or other communication shall or may be given to or served upon either Mortgagor or Mortgagee by the other, or whenever either of such parties desire to give or serve upon the other any notice, demand, request, consent approval or other communication with respect to this Mortgage to the Property, each such notice, demand, request, consent, approval or other communication shall be in writing (including by telex transmission) and shall be deemed to have been sufficiently given or served for all purposes when actually delivered or, in the case of telex notice, when sent, answer back received, or in the case of notice by facsimile transmission, when received telephonically confirmed in the manner set forth in the Collateral Agreement, or to such other address as may be substituted by notice given as herein provided.

          38. RELEASES. This Mortgage is subject to being released in whole or in part upon the happening of certain events, as more fully set forth in the Collateral Agreement.

          39.  INTENTIONALLY OMITTED.

          40. CONSISTENCY WITH PLAN. The parties hereto agree that all actions taken by the parties hereto and all interpretations of all terms and provisions hereof shall be taken or interpreted (as the case may be) in a manner consistent with the Plan. The provisions of section 36, above, are hereby deemed to be consistent with the Plan.

          41. EXECUTION OF THIS MORTGAGE. This Mortgage has been executed on behalf of the Mortgagor by the ____________ in his capacity as ______________________________ Mortgagor. As provided in section 7.2 of the declaration of trust of Mortgagor, no trustee, officer, agent or shareholder of Mortgagor shall be bound or held to any personal liability in connection with the obligations of Mortgagor arising out of the execution of this Mortgage. The execution of this Mortgage by the said individual shall not bind the said individual and he shall not be held to any personal liability in connection with the obligations under this Mortgage as a result of such execution.

          IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as a sealed instrument as of the day and year set forth above. Mortgagor hereby requests that a copy of any notice of default and any notice of sale hereunder be mailed to it at its address set forth on the first page of this Mortgage.

                                        ("Mortgagor")

                                        MORTGAGE AND REALTY TRUST,
                                        a Maryland real estate
                                        investment trust


                                        By:_____________________________

                                        Title:__________________________

                                   EXHIBIT D-1

                          FORM OF AMENDMENT TO MORTGAGE


                           (begins on following page)

STATE:________________________
MRT No.________________________

Prepared By
and When Recorded Return to:

William J. Wade, Esq.
Richards, Layton & Finger
One Rodney Square
P.O. Box 551
Wilmington, Delaware  19899


                               SECOND AMENDMENT TO
                       DEED OF TRUST, ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING
                      -------------------------------------

          NOTE: Pursuant to Section 1146(c) of the United States Bankruptcy Code, the filing and recording of this instrument shall not be subject to any stamp, real estate transfer, mortgage, recording or other similar tax.

          THIS SECOND AMENDMENT TO DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "SECOND AMENDMENT") is made as of September 29, 1995, by and between MORTGAGE AND REALTY TRUST (alternatively referred to herein as either "MRT" or "TRUSTOR"), a Maryland real estate investment trust, having an office at 8380 Old York Road, Suite 300, Elkins Park, Pennsylvania 19117, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, and WILLIAM J. WADE, acting not in their individual capacities but solely as Collateral Agents for Lenders under and pursuant to the Collateral Agreement (hereinafter defined) (Wilmington Trust Company and William J. Wade, together, "BENEFICIARY"), whose mailing address and address from which information concerning its security interest may be obtained is MRT Collateral Agent, c/o William J. Wade, Esq., Richards, Layton & Finger, One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899.

          Unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto in the Collateral Agreement or, if not otherwise defined therein, the Indenture.


                               W I T N E S S E T H

          WHEREAS, in accordance with that certain Joint Plan of Reorganization of MRT dated November 19, 1990, and confirmed on February 27, 1991 by the United States Bankruptcy Court for the Central District of California (as heretofore amended, the "1990 PLAN"), and that certain Collateral and Security Agreement dated as of February 21, 1991 (the "ORIGINAL COLLATERAL AGREEMENT"), MRT delivered to Beneficiary that certain Deed of Trust,

Assignment of Rents, Security Agreement and Fixture Filing (the "ORIGINAL DEED OF TRUST"), more particularly described on the attached SCHEDULE "I", which Original Deed of Trust encumbers certain real property more particularly described on the attached EXHIBIT "A";

          WHEREAS, MRT entered into Amendment No. 2 to Plan of Reorganization (the "1992 PLAN AMENDMENT") dated as of July 15, 1992, pursuant to which MRT amended the 1990 Plan to, among other things, alter certain payment provisions with respect to the Creditor Obligations under the 1990 Plan, and amend or add certain other covenants and provisions of the 1990 Plan;

          WHEREAS, pursuant to the 1992 Plan Amendment, (i) MRT, Beneficiary and Lenders amended the Original Collateral Agreement by that certain First Amendment to Collateral and Security Agreement (the "1992 AMENDMENT TO COLLATERAL AGREEMENT") dated as of July 15, 1992 (the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement, the "1992 COLLATERAL AGREEMENT"), (ii) MRT and Beneficiary entered into that certain Indenture dated as of July 15, 1992 (the "1992 INDENTURE"), and (iii) MRT and Beneficiary amended the Original Deed of Trust by that certain First Amendment of Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of July 15, 1992 (the "FIRST AMENDMENT TO DEED OF TRUST") (the Original Deed of Trust, as amended by the First Amendment to Deed of Trust, the "DEED OF TRUST");

          WHEREAS, in accordance with that certain Plan of Reorganization proposed by Mortgage and Realty Trust (dated July 12, 1995), and confirmed on September 22, 1995 by the United States Bankruptcy Court for the Central District of California pursuant to the Order (1) Approving Disclosure Statement and Prepetition Solicitation; and (2) Confirming the Plan of Reorganization Proposed by Mortgage and Realty Trust (as confirmed, the "1995 PLAN"), MRT modified the term and reduced the principal amount of indebtedness due to Holders and, to evidence such reduced principal amount, issued replacement Notes in the aggregate principal amount of $110,000,000 (the "NOTES");

          WHEREAS, pursuant to the 1995 Plan, (i) MRT, Beneficiary and Holders modified the 1992 Collateral Agreement by that certain Amended and Restated Collateral and Security Agreement (the "1995 AMENDED COLLATERAL AGREEMENT") dated as of September 29, 1995 (the 1992 Collateral Agreement, as amended by the 1995 Amended Collateral Agreement, the "COLLATERAL AGREEMENT"), and (ii) MRT and Beneficiary entered into that certain Amended and Restated Indenture dated as of September 29, 1995 (the "INDENTURE"), which Indenture supersedes and replaces in its entirely the 1992 Indenture; and

          WHEREAS, the parties hereto desire to amend the Deed of Trust to reflect the amendments and modifications set forth in the 1995 Plan, the Indenture and the 1995 Amended Collateral Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that the Deed of Trust is amended as follows:

          1. REFERENCES. All references in the Deed of Trust to the "Collateral Agreement" are hereby deemed to refer to the Original Collateral Agreement as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement; all references in the Deed of Trust to the "Plan" are hereby deemed to refer to the 1995 Plan. In each instance where the Deed of Trust is to be governed by, or is subject to, the terms of the Plan or the Collateral Agreement, the Deed of Trust shall also be governed by, or be subject to, the terms of the Indenture. The Deed of Trust is hereby incorporated herein by this reference (subject to the modifications set forth in this Second Amendment), and Trustor hereby restates the grants, assignments and conveyances made by Trustor in the Deed of Trust as if set forth in their entirety herein, it being the intent of the parties hereto that the Deed of Trust, as amended hereby, secures and shall continue to secure the Liabilities of MRT (including, without limitation, repayment of the Notes) under and pursuant to (i) the 1990 Plan, as amended by the 1992 Plan Amendment and as further modified by the 1995 Plan, (ii) the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement, and (iii) the Deed of Trust, as amended by this Second Amendment.

          2. RATIFICATION OF LIEN. Neither this Second Amendment, the 1995 Plan, the Indenture, the reissuance of the Notes in replacement form nor the 1995 Amended Collateral Agreement extinguishes, terminates or acts as a novation of (or will be deemed to extinguish, terminate or act as a novation of) the Deed of Trust or the lien created thereby, or otherwise adversely affects or otherwise impairs the lien created by the Deed of Trust, and the Deed of Trust and the lien created thereby is hereby ratified and confirmed in all respects and remains validly existing and in full force and effect. For purposes of the Deed of Trust, as amended by this Second Amendment, the term "Liabilities" shall not impose on MRT any greater indebtedness, liability or obligation than as such term was defined prior to the date of this Second Amendment.

          3. NO IMPOSITION OF PERSONAL LIABILITY. This Second Amendment has been executed on behalf of Trustor by the Treasurer and Chief Financial Officer in his capacity as an officer of Trustor. As provided in section 7.2 of the declaration of trust of Trustor, no trustee, officer, agent or shareholder of Trustor shall be bound or held to any personal liability in connection with the obligations of Trustor arising out of the execution of this Second Amendment. The execution of this Second Amendment by the said individual shall not bind the said individual and he shall not be held to any personal liability in connection with the obligations under this Second Amendment as a result of such execution.

          4. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties in separate counterparts, copies of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5. RATIFICATION OF ORIGINAL DEED OF TRUST. Except as amended hereby, the Deed of Trust is ratified and confirmed in all respects.









                            [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective duly authorized officers or other representatives as of the day and year first above written.

                              TRUSTOR:

                              MORTGAGE AND REALTY TRUST, a Maryland real estate investment trust


                              By: ____________________________
                                  Name: Daniel F. Hennessey
                                  Title: Treasurer and Chief
                                         Financial Officer


                              BENEFICIARY:

                              WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as Collateral Agent for Lenders


                              By: ____________________________
                                  Name: Mary C. St. Amand
                                  Title: Assistant Vice President



                              ________________________________
                              WILLIAM J. WADE, not in his
                              individual capacity but solely as
                              Collateral Agent for Lenders

                                  Schedule "I"
                                  ------------

                        Description of Security Document














































                                                              PROPERTY NO: _____
                                                         COUNTY AND STATE: _____



                                  Schedule I-1

                                   Exhibit "A"
                                   -----------

                         Description of the Real Estate















































                                                              PROPERTY NO:______
                                                        COUNTY AND STATE: ______

                            [attach acknowledgments]

STATE:________________________
MRT No._______________________

Prepared By
and When Recorded Return to:

William J. Wade, Esq.
Richards, Layton & Finger
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899


                         SECOND AMENDMENT TO ASSIGNMENT
                    OF MORTGAGE AND OTHER RECORDED DOCUMENTS
                    ----------------------------------------

          NOTE: Pursuant to Section 1146(c) of the United States Bankruptcy Code, the filing and recording of this instrument shall not be subject to any stamp, real estate transfer, mortgage, recording or other similar tax.

               THIS SECOND AMENDMENT TO ASSIGNMENT OF MORTGAGE AND OTHER RECORDED DOCUMENTS (this "SECOND AMENDMENT") is made as of September 29, 1995 by and between MORTGAGE AND REALTY TRUST (alternatively referred to herein as either "MRT" or "ASSIGNOR"), a Maryland real estate investment trust, having an office at 8380 Old York Road, Suite 300, Elkins Park, Pennsylvania 19117, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, and WILLIAM J. WADE, acting not in their individual capacities but solely as Collateral Agents for Lenders under and pursuant to the Collateral Agreement (hereinafter defined) (Wilmington Trust Company and William J. Wade, together "ASSIGNEE"), whose mailing address and address from which information concerning its security interest may be obtained is MRT Collateral Agent, c/o William J. Wade, Esq., Richards, Layton & Finger, One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899.

               Unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto in the Collateral Agreement or, if not otherwise defined therein, the Indenture.

                              W I T N E S S E T H :

          WHEREAS, in accordance with that certain Joint Plan of Reorganization of MRT dated November 19, 1990, and confirmed on February 27, 1991, by the United States Bankruptcy Court for the Central District of California (as heretofore amended, the "1990 PLAN"), and that certain Collateral and Security Agreement dated as of February 21, 1991 (the "ORIGINAL COLLATERAL AGREEMENT"), MRT delivered to Assignee that certain Assignment of Mortgage and Other Recorded Documents (the "ORIGINAL ASSIGNMENT"), more particularly described on the attached SCHEDULE "I", pursuant to which Original Assignment Assignor assigned to Assignee a mortgage and other documents encumbering and affecting certain real property more particularly described on the attached EXHIBIT "A";

          WHEREAS, MRT entered into Amendment No. 2 to Plan of Reorganization (the "1992 PLAN AMENDMENT") dated as of July 15, 1992, pursuant to which MRT amended the 1990 Plan to, among other things, alter certain payment provisions with respect to the Creditor Obligations under the 1990 Plan, and amend or add certain other covenants and provisions of the 1990 Plan;

               WHEREAS, pursuant to the 1992 Plan Amendment, (i) MRT, Assignee and Lenders, amended the Original Collateral Agreement by that certain First Amendment to Collateral and Security Agreement (the "1992 AMENDMENT TO COLLATERAL AGREEMENT") dated as of July 15, 1992 (the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement, the "1992 COLLATERAL AGREEMENT"), (ii) MRT and Assignee entered into that certain Indenture, dated as of July 15, 1992 (the "1992 INDENTURE"), and (iii) MRT and Assignee amended the Original Assignment by that certain First Amendment to Assignment of Mortgage and Other Recorded Documents dated as of July 15, 1992 (the "FIRST AMENDMENT TO ASSIGNMENT") (the Original Assignment, as amended by the First Amendment to Assignment, the "Assignment");

          WHEREAS, in accordance with that certain Plan of Reorganization proposed by Mortgage and Realty Trust (dated July 12, 1995), and confirmed on September 22, 1995 by the United States Bankruptcy Court for the Central District of California pursuant to the Order (1) Approving Disclosure Statement and Prepetition Solicitation; and (2) Confirming the Plan of Reorganization Proposed by Mortgage and Realty Trust, a copy of which Order is attached hereto and incorporated herein (as confirmed, the "1995 PLAN"), MRT modified the term and reduced the principal amount of indebtedness due to Holders and, to evidence such reduced principal amount, issued replacement Notes in the aggregate principal amount of $110,000,000 (the "NOTES");

          WHEREAS, pursuant to the 1995 Plan, (i) MRT, Assignee and Holders modified the 1992 Collateral Agreement by that certain Amended and Restated Collateral and Security Agreement (the "1995 AMENDED COLLATERAL AGREEMENT") dated as of September 29, 1995 (the 1992 Collateral Agreement, as amended by the 1995 Amended Collateral Agreement, the "COLLATERAL AGREEMENT"), and (ii) MRT and Assignee entered into that certain Amended and Restated Indenture dated as of September 29, 1995 (the "INDENTURE"), which Indenture supersedes and replaces in its entirety the 1992 Indenture; and

          WHEREAS, the parties hereto desire to amend the Assignment to reflect the amendments and modifications set forth in the 1995 Plan, the Indenture and the 1995 Amended Collateral Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Assignment is amended as follows:

          1. REFERENCES. All references in the Assignment to the "Collateral Agreement" are hereby deemed to refer to the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement; all references in the Assignment to the "Plan" are hereby deemed to refer to the 1995 Plan. In each instance where the Assignment is to be governed by, or is subject to, the terms of the Plan or the Collateral Agreement, the Assignment shall also be governed by, or be subject to, the terms of the Indenture. The Assignment is hereby incorporated herein by this reference (subject to the modifications set forth in this Second Amendment), and Assignor hereby restates the grants, assignments and conveyances made by Assignor in the Assignment as if set forth in their entirety herein (and confirms that the Assignment assigned and conveyed to Assignee all of the documents described in the Assignment, and all of Assignor's beneficial and other rights and interests therein), it being the intent of the parties hereto that the Assignment, as amended hereby, secures and shall continue to secure the Liabilities of MRT (including, without limitation, repayment of the Notes) under and pursuant to (i) the 1990 Plan, as amended by the 1992 Plan Amendment and as further modified by the 1995 Plan, (ii) the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement, and (iii) the Assignment, as amended by this Second Amendment.

          2. RATIFICATION OF LIEN. Neither this Second Amendment, the 1995 Plan, the Indenture, the reissuance of the Notes in replacement form nor the 1995 Amended Collateral Agreement extinguishes, terminates or acts as a novation of (or will be deemed to extinguish, terminate or act as a novation of) the Assignment or the lien created thereby, or otherwise adversely affects or otherwise impairs the lien created by the Assignment, and the Assignment and the lien created thereby is hereby ratified and confirmed and remains validly existing and in full force and effect. For purposes of the Assignment, as amended by this Second Amendment, the term "Liabilities" shall not impose on MRT any greater indebtedness, liability or obligation than as such term was defined prior to the date of this Second Amendment.

          3. NO IMPOSITION OF PERSONAL LIABILITY. This Second Amendment has been executed on behalf of Assignor by the Treasurer and Chief Financial Officer in his capacity as an officer of Assignor. As provided in section 7.2 of the declaration of trust of Assignor, no trustee, officer, agent or shareholder of Assignor shall be bound or held to any personal liability in connection with the obligations of Assignor arising out of the execution of this Second Amendment. The execution of this Second Amendment by the said individual shall not bind the said individual and he shall not be held to any personal liability in connection with the obligations under this Second Amendment as a result of such execution.

          4. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties in separate counterparts, copies of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5. RATIFICATION OF ORIGINAL ASSIGNMENT. Except as amended hereby, the Assignment is ratified and confirmed in all respects.




                            [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective duly authorized officers or other representatives as of the day and year first above written.


                              ASSIGNOR:

                              MORTGAGE AND REALTY TRUST, a
                              Maryland real estate investment
                              trust



                              By:__________________________
                              Name:  Daniel F. Hennessey
                              Title: Treasurer and Chief
                                     Financial Officer



                              ASSIGNEE:

                              WILMINGTON TRUST COMPANY, a
                              Delaware banking corporation, not
                              in its individual capacity but
                              solely as Collateral Agent for
                              Lenders



                              By:___________________________
                              Name: Mary C. St. Amand
                              Title: Assistant Vice President



                              ______________________________
                              WILLIAM J. WADE, not in his
                              individual capacity but solely as
                              Collateral Agent for Lenders

                                  Schedule "I"
                                  ------------

                        Description of Security Document


































                                                              PROPERTY NO: _____
                                                         COUNTY AND STATE: _____


                                  Schedule I-1

                                   Exhibit "A"
                                   -----------

                         Description of the Real Estate

































                                                              PROPERTY NO:______
                                                        COUNTY AND STATE: ______

                            [attach acknowledgments]

STATE:____________________________
MRT No.___________________________

Prepared By
and When Recorded Return to:

William J. Wade, Esq.
Richards, Layton & Finger
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899


                        SECOND AMENDMENT TO ASSIGNMENT OF
                   DEED OF TRUST AND OTHER RECORDED DOCUMENTS

          NOTE: Pursuant to Section 1146(c) of the United States Bankruptcy Code, the filing and recording of this instrument shall not be subject to any stamp, real estate transfer, mortgage, recording or other similar tax.

               THIS SECOND AMENDMENT TO ASSIGNMENT OF DEED OF TRUST AND OTHER RECORDED DOCUMENTS (this "SECOND AMENDMENT") is made as of September 29, 1995 by and between MORTGAGE AND REALTY TRUST (alternatively referred to herein as either "MRT" or "ASSIGNOR"), a Maryland real estate investment trust, having an office at 8380 Old York Road, Suite 300, Elkins Park, Pennsylvania 19117, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, and WILLIAM J. WADE, acting not in their individual capacities but solely as Collateral Agents for Lenders under and pursuant to the Collateral Agreement (hereinafter defined) (Wilmington Trust Company and William J. Wade, together, "ASSIGNEE"), whose mailing address and address from which information concerning its security interest may be obtained is MRT Collateral Agent, c/o William J. Wade, Esq., Richards, Layton & Finger, One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899.

               Unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto in the Collateral Agreement or, if not otherwise defined therein, the Indenture.

                              W I T N E S S E T H :

          WHEREAS, in accordance with that certain Joint Plan of Reorganization of MRT dated November 19, 1990, and confirmed on February 27, 1991, by the United States Bankruptcy Court for the Central District of California (as heretofore amended, the "1990 PLAN"), and that certain Collateral and Security Agreement dated as of February 21, 1991 (the "ORIGINAL COLLATERAL AGREEMENT"), MRT delivered to Assignee that certain Assignment of Deed of Trust and Other Recorded Documents (the "ORIGINAL ASSIGNMENT"), more particularly described on the attached SCHEDULE "I", pursuant to which Original Assignment Assignor assigned to Assignee a deed of trust and other documents encumbering and affecting certain real property more particularly described on the attached EXHIBIT "A";

           WHEREAS, MRT entered into Amendment No. 2 to Plan of
Reorganization (the "1992 PLAN AMENDMENT"), pursuant to which MRT amended the 1990 Plan to, among other things, alter certain payment provisions with respect to the Creditor Obligations under the 1990 Plan, and amend or add certain other covenants and provisions of the 1990 Plan;

                WHEREAS, pursuant to the 1992 Plan Amendment, (i) MRT, Assignee and Lenders, amended the Original Collateral Agreement by that certain First Amendment to Collateral and Security Agreement (the "1992 AMENDMENT TO COLLATERAL AGREEMENT") dated as of July 15, 1992 (the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement, the "1992 COLLATERAL AGREEMENT"), (ii) MRT and Assignee entered into that certain Indenture, dated as of July 15, 1992 (the "1992 INDENTURE"), and (iii) MRT and Assignee amended the Original Assignment by that certain First Amendment to Assignment of Deed of Trust and Other Recorded Documents dated as of July 15, 1992 (the "FIRST AMENDMENT TO ASSIGNMENT") (the Original Assignment, as amended by the First Amendment to Assignment, the "ASSIGNMENT");

          WHEREAS, in accordance with that certain Plan of Reorganization Proposed by Mortgage and Realty Trust (dated July 12, 1995), and confirmed on September 22, 1995 by the United States Bankruptcy Court for the Central District of California pursuant to the Order (1) Approving Disclosure Statement and Prepetition Solicitation; and (2) Confirming the Plan of Reorganization Proposed by Mortgage and Realty Trust, the "1995 PLAN"), MRT modified the term and reduced the principal amount of indebtedness due to Holders and, to evidence such reduced principal amount, issued replacement Notes in the aggregate principal amount of $110,000,000 (the "NOTES");

          WHEREAS, pursuant to the 1995 Plan, (i) MRT, Assignee and Holders modified the 1992 Collateral Agreement by that certain Amended and Restated Collateral and Security Agreement (the "1995 AMENDED COLLATERAL AGREEMENT") dated as of September 29, 1995 (the 1992 Collateral Agreement, as amended by the 1995 Amended Collateral Agreement, the "COLLATERAL AGREEMENT"), and (ii) MRT and Assignee entered into that certain Amended and Restated Indenture dated as of September 29, 1995 (the "INDENTURE"), which Indenture supersedes and replaces in its entirety the 1992 Indenture; and

          WHEREAS, the parties hereto desire to amend the Assignment to reflect the amendments and modifications set forth in the 1995 Plan, the Indenture and the 1995 Amended Collateral Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Assignment is amended as follows:

          1. REFERENCES. All references in the Assignment to the "Collateral Agreement" are hereby deemed to refer to the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement; all references in the Assignment to the "Plan" are hereby deemed to refer to the 1995 Plan. In each instance where the Assignment is to be governed by, or is subject to, the terms of the Plan or the Collateral Agreement, the Assignment shall also be governed by, or be subject to, the terms of the Indenture. The Assignment is hereby incorporated herein by this reference (subject to the modifications set forth in this Second Amendment), and Assignor hereby restates the grants, assignments and conveyances made by Assignor in the Assignment as if set forth in their entirety herein (and confirms that the Assignment assigned and conveyed to Assignee all of the documents described in the Assignment, and all of Assignor's beneficial and other rights and interests therein), it being the intent of the parties hereto that the Assignment, as amended hereby, secures and shall continue to secure the Liabilities of MRT (including, without limitation, repayment of the Notes) under and pursuant to (i) the 1990 Plan, as amended by the 1992 Plan Amendment and as further modified by the 1995 Plan, (ii) the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement, and (iii) the Assignment, as amended by this Second Amendment.

          2. RATIFICATION OF LIEN. Neither this Second Amendment, the 1995 Plan, the Indenture, the reissuance of the Notes in replacement form nor the 1995 Amended Collateral Agreement extinguishes, terminates or acts as a novation of (or will be deemed to extinguish, terminate or act as a novation of) the Assignment or the lien created thereby, or otherwise adversely affects or otherwise impairs the lien created by the Assignment, and the Assignment and the lien created thereby is hereby ratified and confirmed and remains validly existing and in full force and effect. For purposes of the Assignment, as amended by this Second Amendment, the term "Liabilities" shall not impose on MRT any greater indebtedness, liability or obligation than as such term was defined prior to the date of this Second Amendment.

          3. NO IMPOSITION OF PERSONAL LIABILITY. This Second Amendment has been executed on behalf of Assignor by the Treasurer and Chief Financial Officer in his capacity as an officer of Assignor. As provided in section 7.2 of the declaration of trust of Assignor, no trustee, officer, agent or shareholder of Assignor shall be bound or held to any personal liability in connection with the obligations of Assignor arising out of the execution of this Second Amendment. The execution of this Second Amendment by the said individual shall not bind the said individual and he shall not be held to any personal liability in connection with the obligations under this Second Amendment as a result of such execution.

          4. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties in separate counterparts, copies of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5. RATIFICATION OF ORIGINAL ASSIGNMENT. Except as amended hereby, the Assignment is ratified and confirmed in all respects.




                            [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective duly authorized officers or other representatives as of the day and year first above written.


                                             ASSIGNOR:

                                             MORTGAGE AND REALTY TRUST, a
                                             Maryland real estate investment
                                             trust



                                             By:__________________________
                                             Name:  Daniel F. Hennessey
                                             Title: Treasurer and Chief
                                                    Financial Officer


                                             ASSIGNEE:

                                             WILMINGTON TRUST COMPANY, a
                                             Delaware banking corporation, not
                                             in its individual capacity but
                                             solely as Collateral Agent for
                                             Lenders


                                             By:___________________________
                                                Name: Mary C. St. Amand
                                                Title: Assistant Vice President




                                             ______________________________
                                             WILLIAM J. WADE, not in his
                                             individual capacity but solely as
                                             Collateral Agent for Lenders

                                  SCHEDULE "I"

                        Description of Security Document















































                                                              PROPERTY NO: _____
                                                         COUNTY AND STATE: _____


                                  Schedule I-1

                                   EXHIBIT "A"

                         Description of the Real Estate















































                                                              PROPERTY NO:______
                                                        COUNTY AND STATE: ______

                            [attach acknowledgments]

STATE:________________________
MRT No.________________________

Prepared By
and When Recorded Return to:

William J. Wade, Esq.
Richards, Layton & Finger
One Rodney Square
P.O. Box 551
Wilmington, Delaware  19899


                               SECOND AMENDMENT TO
                       MORTGAGE, ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING
                      -------------------------------------


          NOTE: Pursuant to Section 1146(c) of the United States Bankruptcy Code, the filing and recording of this instrument shall not be subject to any stamp, real estate transfer, mortgage, recording or other similar tax.

          THIS SECOND AMENDMENT TO MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "SECOND AMENDMENT") is made as of September 29, 1995, by and between MORTGAGE AND REALTY TRUST (alternatively referred to herein as either "MRT" or "MORTGAGOR"), a Maryland real estate investment trust, having an office at 8380 Old York Road, Suite 300, Elkins Park, Pennsylvania 19117, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, and WILLIAM J. WADE, acting not in their individual capacities but solely as Collateral Agents for Lenders under and pursuant to the Collateral Agreement (hereinafter defined) (Wilmington Trust Company and William J. Wade, together, "MORTGAGEE"), whose mailing address and address from which information concerning its security interest may be obtained is MRT Collateral Agent, c/o William J. Wade, Esq., Richards, Layton & Finger, One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899.

          Unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto in the Collateral Agreement or, if not otherwise defined therein, the Indenture.

                               W I T N E S S E T H:

          WHEREAS, in accordance with that certain Joint Plan of Reorganization of MRT dated November 19, 1990, and confirmed on February 27, 1991 by the United States Bankruptcy Court for the Central District of California (as heretofore amended, the "1990 PLAN"), and that certain Collateral and Security Agreement dated as of February 21, 1991 (the "ORIGINAL COLLATERAL AGREEMENT"), MRT delivered to Mortgagee that certain Mortgage, Assignment of

Rents, Security Agreement and Fixture Filing (the "ORIGINAL MORTGAGE"), more particularly described on the attached SCHEDULE "I", which Original Mortgage encumbers certain real property more particularly described on the attached EXHIBIT "A";

          WHEREAS, MRT entered into Amendment No. 2 to Plan of Reorganization (the "1992 PLAN AMENDMENT") dated as of July 15, 1992, pursuant to which MRT amended the 1990 Plan to, among other things, alter certain payment provisions with respect to the Creditor Obligations under the 1990 Plan, and amend or add certain other covenants and provisions of the 1990 Plan;

          WHEREAS, pursuant to the 1992 Plan Amendment, (i) MRT, Mortgagee and Lenders amended the Original Collateral Agreement by that certain First Amendment to Collateral and Security Agreement (the "1992 AMENDMENT TO COLLATERAL AGREEMENT") dated as of July 15, 1992 (the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement, the "1992 COLLATERAL AGREEMENT"), (ii) MRT and Mortgagee entered into that certain Indenture dated as of July 15, 1992 (the "1992 INDENTURE"), and (iii) MRT and Mortgagee amended the Original Mortgage by that certain First Amendment of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated as of July 15, 1992 (the "FIRST AMENDMENT TO Mortgage") (the Original Mortgage, as amended by the First Amendment to Mortgage, the "MORTAGE");

          WHEREAS, in accordance with that certain Plan of Reorganization proposed by Mortgage and Realty Trust (dated July 12, 1995), and confirmed on September 22, 1995 by the United States Bankruptcy Court for the Central District of California pursuant to the Order (1) Approving Disclosure Statement and Prepetition Solicitation; and (2) Confirming the Plan of Reorganization Proposed by Mortgage and Realty Trust (as confirmed, the "1995 PLAN"), MRT modified the term and reduced the principal amount of indebtedness due to Holders and, to evidence such reduced principal amount, issued replacement Notes in the aggregate principal amount of $110,000,000 (the "NOTES");

          WHEREAS, pursuant to the 1995 Plan, (i) MRT, Mortgagee and Holders modified the 1992 Collateral Agreement by that certain Amended and Restated Collateral and Security Agreement (the "1995 AMENDED COLLATERAL AGREEMENT") dated as of September 29, 1995 (the 1992 Collateral Agreement, as amended by the 1995 Amended Collateral Agreement, the "COLLATERAL AGREEMENT"), and (ii) MRT and Mortgagee entered into that certain Amended and Restated Indenture dated as of September 29, 1995 (the "INDENTURE"), which Indenture supersedes and replaces in its entirely the 1992 Indenture; and

          WHEREAS, the parties hereto desire to amend the Mortgage to reflect the amendments and modifications set forth in the 1995 Plan, the Indenture and the 1995 Amended Collateral Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that the Mortgage is amended as follows:

          1. REFERENCES. All references in the Mortgage to the "Collateral Agreement" are hereby deemed to refer to the Original Collateral Agreement as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement; all references in the Mortgage to the "Plan" are hereby deemed to refer to the 1995 Plan. In each instance where the Mortgage is to be governed by, or is subject to, the terms of the Plan or the Collateral Agreement, the Mortgage shall also be governed by, or be subject to, the terms of the Indenture. The Mortgage is hereby incorporated herein by this reference (subject to the modifications set forth in this Second Amendment), and Mortgagor hereby restates the grants, assignments and conveyances made by Mortgagor in the Mortgage as if set forth in their entirety herein, it being the intent of the parties hereto that the Mortgage, as amended hereby, secures and shall continue to secure the Liabilities of MRT (including, without limitation, repayment of the Notes) under and pursuant to (i) the 1990 Plan, as amended by the 1992 Plan Amendment and as further modified by the 1995 Plan, (ii) the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement, and (iii) the Mortgage, as amended by this Second Amendment.

          2. RATIFICATION OF LIEN. Neither this Second Amendment, the 1995 Plan, the Indenture, the reissuance of the Notes in replacement form nor the 1995 Amended Collateral Agreement extinguishes, terminates or acts as a novation of (or will be deemed to extinguish, terminate or act as a novation of)
Mortgage or the lien created thereby, or otherwise adversely affects or otherwise impairs the lien created by the Mortgage, and the Mortgage and the lien created thereby is hereby ratified and confirmed in all respects and remains validly existing and in full force and effect. For purposes of the Mortgage, as amended by this Second Amendment, the term "Liabilities" shall not impose on MRT any greater indebtedness, liability or obligation than as such term was defined prior to the date of this Second Amendment.

          3. NO IMPOSITION OF PERSONAL LIABILITY. This Second Amendment has been executed on behalf of Mortgagor by the Treasurer and Chief Financial Officer in his capacity as an officer of Mortgagor. As provided in section 7.2 of the declaration of trust of Mortgagor, no trustee, officer, agent or shareholder of Mortgagor shall be bound or held to any personal liability in connection with the obligations of Mortgagor arising out of the execution of this Second Amendment. The execution of this Second Amendment by the said individual shall not bind the said individual and he shall not be held to any personal liability in connection with the obligations under this Second Amendment as a result of such execution.

          4. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties in separate counterparts, copies of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5. RATIFICATION OF ORIGINAL Mortgage. Except as amended hereby, the Mortgage is ratified and confirmed in all respects.









                            [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective duly authorized officers or other representatives as of the day and year first above written.

                              MORTGAGOR:

                              MORTGAGE AND REALTY TRUST,
                              a Maryland real estate investment trust


                              By: _____________________________________
                              Name:  Daniel F. Hennessey
                              Title: Treasurer and Chief Financial Officer


                              MORTGAGEE:

                              WILMINGTON TRUST COMPANY, a
                              Delaware banking corporation, not in its individual capacity but solely as
                              Collateral Agent for Lenders


                              By: ____________________________________
                                  Name: Mary C. St. Amand
                                  Title: Assistant Vice President



                              ________________________________________
                              WILLIAM J. WADE, not in his
                              individual capacity but solely
                              as Collateral Agent for Lenders

                                  SCHEDULE "I"
                                  ------------

                        Description of Security Document

































                                                              PROPERTY NO: _____
                                                         COUNTY AND STATE: _____


                                  Schedule I-1

                                   EXHIBIT "A"
                                   -----------

                         Description of the Real Estate

























                                                              PROPERTY NO:______
                                                        COUNTY AND STATE: ______

                            [attach acknowledgments]

STATE:______________________
MRT No._____________________

Prepared By
and When Recorded Return to:

William J. Wade, Esq.
Richards, Layton & Finger
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899


                          FIRST AMENDMENT TO ASSIGNMENT
                    OF MORTGAGE AND OTHER RECORDED DOCUMENTS
                    ----------------------------------------


          NOTE: Pursuant to Section 1146(c) of the United States Bankruptcy Code, the filing and recording of this instrument shall not be subject to any stamp, real estate transfer, mortgage, recording or other similar tax.

               THIS FIRST AMENDMENT TO ASSIGNMENT OF MORTGAGE AND OTHER RECORDED DOCUMENTS (this "FIRST AMENDMENT") is made as of September 29, 1995 by and between MORTGAGE AND REALTY TRUST (alternatively referred to herein as either "MRT" or "ASSIGNOR"), a Maryland real estate investment trust, having an office at 8380 Old York Road, Suite 300, Elkins Park, Pennsylvania 19117, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, and WILLIAM J. WADE, acting not in their individual capacities but solely as Collateral Agents for Lenders under and pursuant to the Collateral Agreement (hereinafter defined) (Wilmington Trust Company and William J. Wade, together "ASSIGNEE"), whose mailing address and address from which information concerning its security interest may be obtained is MRT Collateral Agent, c/o William J. Wade, Esq., Richards, Layton & Finger, One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899.

               Unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto in the Collateral Agreement or, if not otherwise defined therein, the Indenture.

                              W I T N E S S E T H :

          WHEREAS, MRT entered into that certain Joint Plan of Reorganization dated as of November 19, 1990, and confirmed on February 27, 1991, by the United States Bankruptcy Court for the Central District of California (as heretofore amended, the "1990 PLAN"), and that certain Collateral and Security Agreement dated as of February 21, 1991 (the "ORIGINAL COLLATERAL AGREEMENT");

          WHEREAS, MRT entered into Amendment No. 2 to Plan of Reorganization (the "1992 PLAN AMENDMENT") dated as of July 15, 1992, pursuant to which MRT amended the 1990 Plan to, among other things, alter certain payment provisions with respect to the

Creditor Obligations under the 1990 Plan, and amend or add certain other covenants and provisions of the 1990 Plan;

          WHEREAS, pursuant to the 1992 Plan Amendment, (i) MRT, Assignee and Lenders, amended the Original Collateral Agreement by that certain First Amendment to Collateral and Security Agreement (the "1992 AMENDMENT TO COLLATERAL AGREEMENT") dated as of July 15, 1992 (the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement, the "1992 COLLATERAL AGREEMENT"), (ii) MRT and Assignee entered into that certain Indenture, dated as of July 15, 1992 (the "1992 INDENTURE");

          WHEREAS, in accordance with the 1992 Collateral Agreement and the 1992 Indenture, MRT delivered to Assignee that certain Assignment of Mortgage and Other Recorded Documents (the "ASSIGNMENT"), more particularly described on the attached SCHEDULE "I", pursuant to which Assignment Assignor assigned to Assignee a mortgage and certain other documents encumbering and affecting certain real property more particularly described on the attached EXHIBIT "A";

          WHEREAS, in accordance with that certain Plan of Reorganization Proposed by Mortgage and Realty Trust (dated July 12, 1995), and confirmed on September 22, 1995 by the United States Bankruptcy Court for the Central District of California pursuant to the Order (1) Approving Disclosure Statement and Prepetition Solicitation; and (2) Confirming the Plan of Reorganization Proposed by Mortgage and Realty Trust (as confirmed, the "1995 PLAN"), MRT modified the term and reduced the principal amount of indebtedness due to Holders and, to evidence such reduced principal amount, issued replacement Notes in the aggregate principal amount of $110,000,000 (the "NOTES");

          WHEREAS, pursuant to the 1995 Plan, (i) MRT, Assignee and Holders modified the 1992 Collateral Agreement by that certain Amended and Restated Collateral and Security Agreement (the "1995 AMENDED COLLATERAL AGREEMENT") dated as of September 29, 1995 (the 1992 Collateral Agreement, as amended by the 1995 Amended Collateral Agreement, the "COLLATERAL AGREEMENT"), and (ii) MRT and Assignee entered into that certain Amended and Restated Indenture dated as of September 29, 1995 (the "INDENTURE"), which Indenture supersedes and replaces in its entirety the 1992 Indenture; and

          WHEREAS, the parties hereto desire to amend the Assignment to reflect the amendments and modifications set forth in the 1995 Plan, the Indenture and the 1995 Amended Collateral Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Assignment is amended as follows:

          1. REFERENCES. All references in the Assignment to the "Collateral Agreement" are hereby deemed to refer to the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement; all references in the Assignment to the "Plan" are hereby deemed to refer to the 1995 Plan. In each instance where the Assignment is to be governed by, or is subject to, the terms of the Plan or the Collateral Agreement, the Assignment shall also be governed by, or be subject to, the terms of the Indenture. The Assignment is hereby incorporated herein by this reference (subject to the modifications set forth in this First Amendment), and Assignor hereby restates the grants, assignments and conveyances made by Assignor in the Assignment as if set forth in their entirety herein (and confirms that the Assignment assigned and conveyed to Assignee all of the documents described in the Assignment, and all of Assignor's beneficial and other rights and interests therein), it being the intent of the parties hereto that the Assignment, as amended hereby, secures and shall continue to secure the Liabilities of MRT (including, without limitation, repayment of the Notes) under and pursuant to (i) the 1990 Plan, as amended by the 1992 Plan Amendment and as further modified by the 1995 Plan, (ii) the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement, and (iii) the Assignment, as amended by this First Amendment.

          2. RATIFICATION OF LIEN. Neither this First Amendment, the 1995 Plan, the Indenture, the reissuance of the Notes in replacement form nor the 1995 Amended Collateral Agreement extinguishes, terminates or acts as a novation of (or will be deemed to extinguish, terminate or act as a novation of) the Assignment or the lien created thereby, or otherwise adversely affects or otherwise impairs the lien created by the Assignment, and the Assignment and the lien created thereby is hereby ratified and confirmed and remains validly existing and in full force and effect. For purposes of the Assignment, as amended by this First Amendment, the term "Liabilities" shall not impose on MRT any greater indebtedness, liability or obligation than as such term was defined prior to the date of this First Amendment.

          3. NO IMPOSITION OF PERSONAL LIABILITY. This First Amendment has been executed on behalf of Assignor by the Treasurer and Chief Financial Officer in his capacity as an officer of Assignor. As provided in section 7.2 of the declaration of trust of Assignor, no trustee, officer, agent or shareholder of Assignor shall be bound or held to any personal liability in connection with the obligations of Assignor arising out of the execution of this First Amendment. The execution of this First Amendment by the said individual shall not bind the said individual and he shall not be held to any personal liability in connection with the obligations under this First Amendment as a result of such execution.

          4. COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties in separate counterparts, copies of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5. RATIFICATION OF ORIGINAL ASSIGNMENT. Except as amended hereby, the original Assignment is ratified and confirmed in all respects.





                            [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective duly authorized officers or other representatives as of the day and year first above written.

                              ASSIGNOR:

                              MORTGAGE AND REALTY TRUST, a
                              Maryland real estate investment trust

                              By:__________________________
                              Name:  Daniel F. Hennessey
                              Title: Treasurer and Chief
                                     Financial Officer






                              ASSIGNEE:

                              WILMINGTON TRUST COMPANY, a
                              Delaware banking corporation, not
                              in its individual capacity but
                              solely as Collateral Agent for
                              Lenders



                              By:___________________________
                              Name: Mary C. St. Amand
                              Title: Assistant Vice President





                              ______________________________
                              WILLIAM J. WADE, not in his
                              individual capacity but solely as
                              Collateral Agent for Lenders

                                  SCHEDULE "I"
                                  ------------

                        Description of Security Document










































                                                              PROPERTY NO: _____
                                                         COUNTY AND STATE: _____


                                  Schedule I-1

                                   EXHIBIT "A"
                                   -----------

                         Description of the Real Estate









































                                                              PROPERTY NO:______
                                                        COUNTY AND STATE: ______

                            [attach acknowledgments]

STATE:_______________________
MRT No.______________________

Prepared By
and When Recorded Return to:

William J. Wade, Esq.
Richards, Layton & Finger
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899


                          FIRST AMENDMENT TO ASSIGNMENT
                  OF DEED OF TRUST AND OTHER RECORDED DOCUMENTS
                  ---------------------------------------------


          NOTE: Pursuant to Section 1146(c) of the United States Bankruptcy Code, the filing and recording of this instrument shall not be subject to any stamp, real estate transfer, mortgage, recording or other similar tax.

               THIS FIRST AMENDMENT TO ASSIGNMENT OF DEED OF TRUST AND OTHER RECORDED DOCUMENTS (this "FIRST AMENDMENT") is made as of September 29, 1995 by and between MORTGAGE AND REALTY TRUST (alternatively referred to herein as either "MRT" or "ASSIGNOR"), a Maryland real estate investment trust, having an office at 8380 Old York Road, Suite 300, Elkins Park, Pennsylvania 19117, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, and WILLIAM J. WADE, acting not in their individual capacities but solely as Collateral Agents for Lenders under and pursuant to the Collateral Agreement (hereinafter defined) (Wilmington Trust Company and William J. Wade, together "ASSIGNEE"), whose mailing address and address from which information concerning its security interest may be obtained is MRT Collateral Agent, c/o William J. Wade, Esq., Richards, Layton & Finger, One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899.

               Unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto in the Collateral Agreement or, if not otherwise defined therein, the Indenture.

                              W I T N E S S E T H :

          WHEREAS, MRT entered into that certain Joint Plan of Reorganization of MRT dated November 19, 1990, and confirmed on February 27, 1991, by the United States Bankruptcy Court for the Central District of California (as heretofore amended, the "1990 PLAN"), and that certain Collateral and Security Agreement dated as of February 21, 1991 (the "ORIGINAL COLLATERAL AGREEMENT");

          WHEREAS, MRT entered into Amendment No. 2 to Plan of Reorganization (the "1992 PLAN AMENDMENT") dated as of July 15, 1992, pursuant to which MRT amended the 1990 Plan to, among other things, alter certain payment provisions with respect to the Creditor Obligations under the 1990 Plan, and amend or add certain other covenants and provisions of the 1990 Plan;

          WHEREAS, pursuant to the 1992 Plan Amendment, (i) MRT, Assignee and Lenders, amended the Original Collateral Agreement by that certain First Amendment to Collateral and Security Agreement (the "1992 AMENDMENT TO COLLATERAL AGREEMENT") dated as of July 15, 1992 (the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement, the "1992 COLLATERAL AGREEMENT"), (ii) MRT and Assignee entered into that certain Indenture, dated as of July 15, 1992 (the "1992 INDENTURE");

          WHEREAS, in accordance with the 1992 Collateral Agreement and the 1992 Indenture, MRT delivered to Assignee that certain Assignment of Deed of Trust and Other Recorded Documents (the "ASSIGNMENT"), more particularly described on the attached SCHEDULE "I", pursuant to which Assignment Assignor assigned to Assignee a mortgage and certain other documents encumbering and affecting certain real property more particularly described on the attached EXHIBIT "A";

          WHEREAS, in accordance with that certain Plan of Reorganization Proposed by Mortgage and Realty Trust (dated July 12, 1995), and confirmed on September 22, 1995 by the United States Bankruptcy Court for the Central District of California pursuant to the Order (1) Approving Disclosure Statement and Prepetition Solicitation; and (2) Confirming the Plan of Reorganization Proposed by Mortgage and Realty Trust (as confirmed, the "1995 PLAN"), MRT modified the term and reduced the principal amount of indebtedness due to Holders and, to evidence such reduced principal amount, issued replacement Notes in the aggregate principal amount of $110,000,000 (the "NOTES");

          WHEREAS, pursuant to the 1995 Plan, (i) MRT, Assignee and Holders modified the 1992 Collateral Agreement by that certain Amended and Restated Collateral and Security Agreement (the "1995 AMENDED COLLATERAL AGREEMENT") dated as of September 29, 1995 (the 1992 Collateral Agreement, as amended by the 1995 Amended Collateral Agreement, the "COLLATERAL AGREEMENT"), and (ii) MRT and Assignee entered into that certain Amended and Restated Indenture dated as of September 29, 1995 (the "INDENTURE"), which Indenture supersedes and replaces in its entirety the 1992 Indenture; and

          WHEREAS, the parties hereto desire to amend the Assignment to reflect the amendments and modifications set forth in the 1995 Plan, the Indenture and the 1995 Amended Collateral Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Assignment is amended as follows:

          1. REFERENCES. All references in the Assignment to the "Collateral Agreement" are hereby deemed to refer to the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement; all references in the Assignment to the "Plan" are hereby deemed to refer to the 1995 Plan. In each instance where the Assignment is to be governed by, or is subject to, the terms of the Plan or the Collateral Agreement, the Assignment shall also be governed by, or be subject to, the terms of the Indenture. The Assignment is hereby incorporated herein by this reference (subject to the modifications set forth in this First Amendment), and Assignor hereby restates the grants, assignments and conveyances made by Assignor in the Assignment as if set forth in their entirety herein (and confirms that the Assignment assigned and conveyed to Assignee all of the documents described in the Assignment, and all of Assignor's beneficial and other rights and interests therein), it being the intent of the parties hereto that the Assignment, as amended hereby, secures and shall continue to secure the Liabilities of MRT (including, without limitation, repayment of the Notes) under and pursuant to (i) the 1990 Plan, as amended by the 1992 Plan Amendment and as further modified by the 1995 Plan, (ii) the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement, and (iii) the Assignment, as amended by this First Amendment.

          2. RATIFICATION OF LIEN. Neither this First Amendment, the 1995 Plan, the Indenture, the reissuance of the Notes in replacement form nor the 1995 Amended Collateral Agreement extinguishes, terminates or acts as a novation of (or will be deemed to extinguish, terminate or act as a novation of) the Assignment or the lien created thereby, or otherwise adversely affects or otherwise impairs the lien created by the Assignment, and the Assignment and the lien created thereby is hereby ratified and confirmed and remains validly existing and in full force and effect. For purposes of the Assignment, as amended by this First Amendment, the term "Liabilities" shall not impose on MRT any greater indebtedness, liability or obligation than as such term was defined prior to the date of this First Amendment.

          3. NO IMPOSITION OF PERSONAL LIABILITY. This First Amendment has been executed on behalf of Assignor by the Treasurer and Chief Financial Officer in his capacity as an officer of Assignor. As provided in section 7.2 of the declaration of trust of Assignor, no trustee, officer, agent or shareholder of Assignor shall be bound or held to any personal liability in connection with the obligations of Assignor arising out of the execution of this First Amendment. The execution of this First Amendment by the said individual shall not bind the said individual and he shall not be held to any personal liability in connection with the obligations under this First Amendment as a result of such execution.

          4. COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties in separate counterparts, copies of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5. RATIFICATION OF ORIGINAL ASSIGNMENT. Except as amended hereby, the original Assignment is ratified and confirmed in all respects.





                            [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective duly authorized officers or other representatives as of the day and year first above written.

                              ASSIGNOR:

                              MORTGAGE AND REALTY TRUST, a
                              Maryland real estate investment
                              trust

                              By:__________________________
                              Name:  Daniel F. Hennessey
                              Title: Treasurer and Chief
                                     Financial Officer





                              ASSIGNEE:

                              WILMINGTON TRUST COMPANY, a
                              Delaware banking corporation, not
                              in its individual capacity but
                              solely as Collateral Agent for
                              Lenders



                              By:___________________________
                              Name: Mary C. St. Amand
                              Title: Assistant Vice President





                              ______________________________
                              WILLIAM J. WADE, not in his
                              individual capacity but solely as
                              Collateral Agent for Lenders

                                  SCHEDULE "I"
                                  ------------

                        Description of Security Document





































                                                              PROPERTY NO: _____
                                                         COUNTY AND STATE: _____


                                  Schedule I-1

                                   EXHIBIT "A"
                                   -----------

                         Description of the Real Estate







































                                                              PROPERTY NO:______
                                                        COUNTY AND STATE: ______

                            [attach acknowledgments]

STATE:_______________________
MRT No.______________________

Prepared By
and When Recorded Return to:

William J. Wade, Esq.
Richards, Layton & Finger
One Rodney Square
P.O. Box 551
Wilmington, Delaware  19899

                               FIRST AMENDMENT TO
                       DEED OF TRUST, ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING
                      -------------------------------------


          NOTE: Pursuant to Section 1146(c) of the United States Bankruptcy Code, the filing and recording of this instrument shall not be subject to any stamp, real estate transfer, mortgage, recording or other similar tax.

          THIS FIRST AMENDMENT TO DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "FIRST AMENDMENT") is made as of September 29, 1995, by and between MORTGAGE AND REALTY TRUST (alternatively referred to herein as either "MRT" or "TRUSTOR"), a Maryland real estate investment trust, having an office at 8380 Old York Road, Suite 300, Elkins Park, Pennsylvania 19117, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, and WILLIAM
J. WADE, acting not in their individual capacities but solely as Collateral Agents for Lenders under and pursuant to the Collateral Agreement (hereinafter defined) (Wilmington Trust Company and William J. Wade, together, "BENEFICIARY"), whose mailing address and address from which information concerning its security interest may be obtained is MRT Collateral Agent, c/o William J. Wade, Esq., Richards, Layton & Finger, One Rodney Square, P. O. Box 551, Wilmington, Delaware 19899.

          Unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto in the Collateral Agreement or, if not otherwise defined therein, the Indenture.

                              W I T N E S S E T H:

          WHEREAS, MRT entered into that certain Joint Plan of Reorganization of MRT dated November 19, 1990, and confirmed on February 27, 1991 by the United States Bankruptcy Court for the Central District of California (as heretofore amended, the "1990 PLAN"), and that certain Collateral and Security Agreement dated as of February 21, 1991 (the "ORIGINAL COLLATERAL AGREEMENT");

          WHEREAS, MRT entered into Amendment No. 2 to Plan of Reorganization (the "1992 PLAN AMENDMENT") dated as of July 15, 1992, pursuant to which MRT amended the 1990 Plan to, among other things, alter certain payment provisions with respect to the Creditor Obligations under the 1990 Plan, and amend or add certain other covenants and provisions of the 1990 Plan;

          WHEREAS, pursuant to the 1992 Plan Amendment, (i) MRT, Beneficiary and Lenders amended the Original Collateral Agreement by that certain First Amendment to Collateral and Security Agreement (the "1992 AMENDMENT TO COLLATERAL AGREEMENT") dated as of July 15, 1992 (the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement, the "1992 COLLATERAL AGREEMENT"), and (ii) MRT and Beneficiary entered into that certain Indenture dated as of July 15, 1992 (the "1992 INDENTURE");

          WHEREAS, in accordance with the 1992 Collateral Agreement and the 1992 Indenture, MRT delivered to Beneficiary that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the "DEED OF TRUST"), more particularly described on the attached SCHEDULE "I", which Deed of Trust encumbers certain real property more particularly described on the attached EXHIBIT "A";

          WHEREAS, in accordance with that certain Plan of Reorganization Proposed by Mortgage and Realty Trust (dated July 12, 1995), and confirmed on September 22, 1995 by the United States Bankruptcy Court for the Central District of California pursuant to the Order (1) Approving Disclosure Statement and Prepetition Solicitation; and (2) Confirming the Plan of Reorganization Proposed by Mortgage and Realty Trust (as confirmed, the "1995 PLAN"), MRT modified the term and reduced the principal amount of indebtedness due to Holders and, to evidence such reduced principal amount, issued replacement Notes in the aggregate principal amount of $110,000,000 (the "NOTES");

          WHEREAS, pursuant to the 1995 Plan, (i) MRT, Beneficiary and Holders modified the 1992 Collateral Agreement by that certain Amended and Restated Collateral and Security Agreement (the "1995 AMENDED COLLATERAL AGREEMENT") dated as of September 29, 1995 (the 1992 Collateral Agreement, as amended by the 1995 Amended Collateral Agreement, the "COLLATERAL AGREEMENT"), and (ii) MRT and Beneficiary entered into that certain Amended and Restated Indenture dated as of September 29, 1995 (the "INDENTURE"), which Indenture supersedes and replaces in its entirety the 1992 Indenture; and

          WHEREAS, the parties hereto desire to amend the Deed of Trust to reflect the amendments and modifications set forth in the 1995 Plan, the Indenture and the 1995 Amended Collateral Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Deed of Trust is amended as follows:

     1. REFERENCES. All references in the Deed of Trust to the "Collateral Agreement" are hereby deemed to refer to the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement; all references in the Deed of Trust to the "Plan" are hereby deemed to refer to the 1995 Plan. In each instance where the Deed of Trust is to be governed by, or is subject to, the terms of the Plan or the Collateral Agreement, the Deed of Trust shall also be governed by, or be subject to, the terms of the Indenture. The Deed of Trust is hereby incorporated herein by this reference (subject to the modifications set forth in this First Amendment), and Trustor hereby restates the grants, conveyances and assignments made by Trustor in the Deed of Trust as if set forth in their entirety herein, it being the intent of the parties hereto that the Deed of Trust, as amended hereby, secures and shall continue to secure the Liabilities of MRT (including, without limitation, repayment of the Notes) under and pursuant to (i) the 1990 Plan, as amended by the 1992 Plan Amendment and as further modified by the 1995 Plan, (ii) the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement, and (iii) the Deed of Trust, as amended by this First Amendment.

     2. RATIFICATION OF LIEN. Neither this First Amendment, the 1995 Plan, the Indenture, the reissuance of the Notes in replacement form nor the 1995 Amended Collateral Agreement extinguishes, terminates or acts as a novation of (or will be deemed to extinguish, terminate or act as a novation of) the Deed of Trust or the lien created thereby, or otherwise adversely affects or otherwise impairs the lien created by the Deed of Trust, and the Deed of Trust and the lien created thereby is hereby ratified and confirmed and remains validly existing and in full force and effect. For purposes of the Deed of Trust, as amended by this First Amendment, the term "Liabilities" shall not impose on MRT any greater indebtedness, liability or obligation than as such term was defined prior to the date of this First Amendment.

     3. NO IMPOSITION OF PERSONAL LIABILITY. This First Amendment has been executed on behalf of Trustor by the Treasurer and Chief Financial Officer in his capacity as an officer of Trustor. As provided in section 7.2 of the declaration of trust of Trustor, no trustee, officer, agent or shareholder of Trustor shall be bound or held to any personal liability in connection with the obligations of Trustor arising out of the execution of this First Amendment. The execution of this First Amendment by the said individual shall not bind the said individual and he shall not be held to any personal liability in connection with the obligations under this First Amendment as a result of such execution.

     4. COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties in separate counterparts, copies of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     5. RATIFICATION OF ORIGINAL DEED OF TRUST. Except as amended hereby, the original Deed of Trust is ratified and confirmed in all respects.






                            [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective duly authorized officers or other representatives as of the day and year first above written.


                         TRUSTOR:

                         MORTGAGE AND REALTY TRUST,
                         a Maryland real estate investment trust


                         By:____________________________________
                         Name:  Daniel F. Hennessey
                         Title: Treasurer and Chief Financial Officer



                         BENEFICIARY:

                         WILMINGTON TRUST COMPANY, a
                         Delaware banking corporation, not in its individual capacity but solely as
                         Collateral Agent for Lenders



                         By:____________________________________
                            Name: Mary C. St. Amand
                            Title: Assistant Vice President



                         _______________________________________
                         WILLIAM J. WADE, not in his
                         individual capacity but solely
                         as Collateral Agent for Lenders

                                  SCHEDULE "I"
                                  ------------

                        Description of Security Document







































                                                              PROPERTY NO: _____
                                                         COUNTY AND STATE: _____

                                   EXHIBIT "A"
                                   -----------

                         Description of the Real Estate









































                                                              PROPERTY NO:______
                                                        COUNTY AND STATE: ______

                            [attach acknowledgments]

STATE:_______________________
MRT No.______________________

Prepared By
and When Recorded Return to:

William J. Wade, Esq.
Richards, Layton & Finger
One Rodney Square
P.O. Box 551
Wilmington, Delaware  19899

                               FIRST AMENDMENT TO
                         MORTGAGE, ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING
                      -------------------------------------


          NOTE: Pursuant to Section 1146(c) of the United States Bankruptcy Code, the filing and recording of this instrument shall not be subject to any stamp, real estate transfer, mortgage, recording or other similar tax.

          THIS FIRST AMENDMENT TO MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "FIRST AMENDMENT") is made as of September 29, 1995, by and between MORTGAGE AND REALTY TRUST (alternatively referred to herein as either "MRT" or "MORTGAGOR"), a Maryland real estate investment trust, having an office at 8380 Old York Road, Suite 300, Elkins Park, Pennsylvania 19117, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, and WILLIAM
J. WADE, acting not in their individual capacities but solely as Collateral Agents for Lenders under and pursuant to the Collateral Agreement (hereinafter defined) (Wilmington Trust Company and William J. Wade, together,
"MORTGAGEE"), whose mailing address and address from which information concerning its security interest may be obtained is MRT Collateral Agent, c/o William J. Wade, Esq., Richards, Layton & Finger, One Rodney Square, P. O. Box 551, Wilmington, Delaware 19899.

          Unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto in the Collateral Agreement or, if not otherwise defined therein, the Indenture.

                              W I T N E S S E T H:

          WHEREAS, MRT entered into that certain Joint Plan of Reorganization of MRT dated November 19, 1990, and confirmed on February 27, 1991 by the United States Bankruptcy Court for the Central District of California (as heretofore amended, the "1990 PLAN"), and that certain Collateral and Security Agreement dated as of February 21, 1991 (the "ORIGINAL COLLATERAL AGREEMENT");

          WHEREAS, MRT entered into Amendment No. 2 to Plan of Reorganization (the "1992 PLAN AMENDMENT") dated as of July 15, 1992, pursuant to which MRT amended the 1990 Plan to, among other things, alter certain payment provisions with respect to the Creditor Obligations under the 1990 Plan, and amend or add certain other covenants and provisions of the 1990 Plan;

          WHEREAS, pursuant to the 1992 Plan Amendment, (i) MRT, Mortgagee and Lenders amended the Original Collateral Agreement by that certain First Amendment to Collateral and Security Agreement (the "1992 AMENDMENT TO COLLATERAL AGREEMENT") dated as of July 15, 1992 (the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement, the "1992 COLLATERAL AGREEMENT"), and (ii) MRT and Mortgagee entered into that certain Indenture dated as of July 15, 1992 (the "1992 INDENTURE");

          WHEREAS, in accordance with the 1992 Collateral Agreement and the 1992 Indenture, MRT delivered to Mortgagee that certain Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (the "MORTGAGE"), more particularly described on the attached SCHEDULE "I", which Mortgage encumbers certain real property more particularly described on the attached EXHIBIT "A";

          WHEREAS, in accordance with that certain Plan of Reorganization Proposed by Mortgage and Realty Trust (dated July 12, 1995), and confirmed on September 22, 1995 by the United States Bankruptcy Court for the Central District of California pursuant to the Order (1) Approving Disclosure Statement and Prepetition Solicitation; and (2) Confirming the Plan of Reorganization Proposed by Mortgage and Realty Trust (as confirmed, the "1995 PLAN"), MRT modified the term and reduced the principal amount of indebtedness due to Holders and, to evidence such reduced principal amount, issued replacement Notes in the aggregate principal amount of $110,000,000 (the "NOTES");

          WHEREAS, pursuant to the 1995 Plan, (i) MRT, Mortgagee and Holders modified the 1992 Collateral Agreement by that certain Amended and Restated Collateral and Security Agreement (the "1995 AMENDED COLLATERAL AGREEMENT") dated as of September 29, 1995 (the 1992 Collateral Agreement, as amended by the 1995 Amended Collateral Agreement, the "COLLATERAL AGREEMENT"), and (ii) MRT and Mortgagee entered into that certain Amended and Restated Indenture dated as of September 29, 1995 (the "INDENTURE"), which Indenture supersedes and replaces in its entirety the 1992 Indenture; and

          WHEREAS, the parties hereto desire to amend the Mortgage to reflect the amendments and modifications set forth in the 1995 Plan, the Indenture and the 1995 Amended Collateral Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Mortgage is amended as follows:

     1. REFERENCES. All references in the Mortgage to the "Collateral Agreement" are hereby deemed to refer to the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement; all references in the Mortgage Trust to the "Plan" are hereby deemed to refer to the 1995 Plan. In each instance where the Mortgage is to be governed by, or is subject to, the terms of the Plan or the Collateral Agreement, the Mortgage shall also be governed by, or be subject to, the terms of the Indenture. The Mortgage is hereby incorporated herein by this reference (subject to the modifications set forth in this First Amendment), and Mortgagor hereby restates the grants, mortgages and warrants made by Mortgagor in the Mortgage as if set forth in their entirety herein, it being the intent of the parties hereto that the Mortgage, as amended hereby, secures and shall continue to secure the Liabilities of MRT (including, without limitation, repayment of the Notes) under and pursuant to (i) the 1990 Plan, as amended by the 1992 Plan Amendment and as further modified by the 1995 Plan, (ii) the Original Collateral Agreement, as amended by the 1992 Amendment to Collateral Agreement and as amended and restated by the 1995 Amended Collateral Agreement, and (iii) the Mortgage, as amended by this First Amendment.


     2. RATIFICATION OF LIEN. Neither this First Amendment, the 1995 Plan, the Indenture, the reissuance of the Notes in replacement form nor the 1995 Amended Collateral Agreement extinguishes, terminates or acts as a novation of (or will be deemed to extinguish, terminate or act as a novation of) the Deed of Trust or the lien created thereby, or otherwise adversely affects or otherwise impairs the lien created by the Mortgage, and the Mortgage and the lien created thereby is hereby ratified and confirmed and remains validly existing and in full force and effect. For purposes of the Mortgage, as amended by this First Amendment, the term "Liabilities" shall not impose on MRT any greater indebtedness, liability or obligation than as such term was defined prior to the date of this First Amendment.

     3. NO IMPOSITION OF PERSONAL LIABILITY. This First Amendment has been executed on behalf of Mortgagor by the Treasurer and Chief Financial Officer in his capacity as an officer of Mortgagor. As provided in section 7.2 of the declaration of trust of Mortgagor, no trustee, officer, agent or shareholder of Mortgagor shall be bound or held to any personal liability in connection with the obligations of Mortgagor arising out of the execution of this First Amendment. The execution of this First Amendment by the said individual shall not bind the said individual and he shall not be held to any personal liability in connection with the obligations under this First Amendment as a result of such execution.

     4. COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties in separate counterparts, copies of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     5. RATIFICATION OF ORIGINAL MORTGAGE. Except as amended hereby, the original Mortgage is ratified and confirmed in all respects.






                            [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective duly authorized officers or other representatives as of the day and year first above written.


                         MORTGAGOR:

                         MORTGAGE AND REALTY TRUST,
                         a Maryland real estate investment trust


                         By:____________________________________
                         Name:  Daniel F. Hennessey
                         Title: Treasurer and Chief Financial Officer



                         MORTGAGEE:

                         WILMINGTON TRUST COMPANY, a
                         Delaware banking corporation, not in its individual capacity but solely as
                         Collateral Agent for Lenders



                         By:____________________________________
                            Name: Mary C. St. Amand
                            Title: Assistant Vice President



                         _______________________________________
                         WILLIAM J. WADE, not in his
                         individual capacity but solely
                         as Collateral Agent for Lenders

                                  SCHEDULE "I"
                                  ------------

                        Description of Security Document












































                                                              PROPERTY NO: _____
                                                         COUNTY AND STATE: _____


                                  Schedule I-1

                                   EXHIBIT "A"
                                   -----------

                         Description of the Real Estate










































                                                              PROPERTY NO:______
                                                        COUNTY AND STATE: ______

                            [attach acknowledgments]